 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-236211
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 22, 2020)
FRANCHISE GROUP, INC.
4,200,000 Shares
Common Stock
We are offering for sale 4,200,000 shares of our common stock, par value $0.01 per share.
Our common stock is traded on The NASDAQ Global Market (“Nasdaq”), under the symbol “FRG”. On June 24, 2020, the closing price of our common stock was $25.50.
Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 7 of the accompanying base prospectus to read about factors you should consider before buying our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$23.25000	$97,650,000
Underwriting discount(1)	$1.27875	$5,370,750
Proceeds to us, before expenses	$21.97125	$92,279,250

(1)
See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters an option to purchase up to an additional 630,000 shares of common stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discounts and commissions.
B. Riley FBR, Inc. (“B. Riley FBR”) has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Barrington Research Associates, Inc. (“Barrington Research”) has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
The underwriters expect to deliver the shares of common stock on or about June 30, 2020.
Joint Book-Running Managers
B. Riley FBR	Stephens Inc.
Co-Managers
Barrington Research	CJS Securities	National Securities Corporation
The date of this prospectus supplement is June 25, 2020.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.
If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying base prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The industry and market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying base prospectus or the documents we incorporate by reference herein or therein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.
Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Franchise Group,” “we,” “us,” “our” and similar terms refer to Franchise Group, Inc. and its subsidiaries and references in this prospectus supplement to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Franchise Group, Inc.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations, financial performance, and condition, as well as our plans, objectives, and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A — Risk Factors” in our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and other filings with the SEC, including:
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the uncertainty of the future impact of the COVID-19 pandemic and public health measures on our business and results of operations, including uncertainties surrounding the physical and financial health of our customers, the ability of government assistance programs to individuals, households and businesses to support consumer spending, levels of foot traffic in our stores, changes in customer demand for our products and services, possible disruptions in our supply chain or sources of supply, and whether we will have the governmental approvals, personnel and sources of supply to be able to keep our stores open;

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our plans and expectations in response to the COVID-19 pandemic, including increased expenses for potential higher wages and bonuses paid to associates and the cost of personal protective equipment and additional cleaning supplies and protocols for the safety of our associates, and expected delays in new store openings;

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potential regulatory actions relating to the COVID-19 pandemic, including the extensions of tax filing deadlines or other related relief;

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the possibility that any of the anticipated benefits of our acquisitions will not be realized or will not be realized within the expected time period, the businesses of the Company and the Buddy’s segment, Vitamin Shoppe segment or American Freight segment may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, revenues following our acquisitions may be lower than expected;

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our inability to grow on a sustainable basis;

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changes in operating costs, including employee compensation and benefits;

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the seasonality of our Liberty Tax segment;

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departures of key executives or directors;

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our ability to attract additional talent to our senior management team;

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our ability to maintain an active trading market for our common stock on Nasdaq;

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our inability to secure reliable sources of the tax settlement products we make available to our customers;

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government regulation and oversight over our products and services;

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our ability to comply with the terms of our settlement with the Department of Justice and the Internal Revenue Service;

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government initiatives that simplify tax return preparation, improve the timing and efficiency of processing tax returns, limit payments to tax preparers, or decrease the number of tax returns filed or the size of the refunds;

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government initiatives to pre-populate income tax returns;

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the effect of regulation of the products and services that we offer, including changes in laws and regulations and the costs and administrative burdens associated with complying with such laws and regulations;

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the possible characterization of refund transfers as a form of loan or extension of credit;

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changes in the tax settlement products offered to our customers that make our services less attractive to customers or more costly to us;

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our ability to maintain relationships with our third-party product and service providers;

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our ability to offer merchandise and services that our customers demand;

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our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

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competitive conditions in the retail industry;

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the performance of our products within the prevailing retail industry;

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worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, change in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

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the risk that natural disasters, public health crises, political uprisings, uncertainty or unrest, or other catastrophic events could adversely affect our operations and financial results, including the impact of the coronavirus outbreak on manufacturing operations and our supply chain, customer traffic and our operations in general;

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disruption of manufacturing, warehouse or distribution facilities or information systems;

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the continued reduction of our competitors’ promotional pricing on new-in-box appliances, potentially adversely impacting our sales of out-of-box appliances and associated margin;

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any potential non-compliance, fraud or other misconduct by our franchisees or employees;

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our ability and the ability of our franchisees to comply with legal and regulatory requirements;

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failures by our franchisees and their employees to comply with their contractual obligations to us and with laws and regulations, to the extent these failures affect our reputation or subject us to legal risk;

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the ability of our franchisees to open new territories and operate them successfully;

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the availability of suitable store locations at appropriate lease terms;

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the ability of our franchisees to generate sufficient revenue to repay their indebtedness to us;

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our ability to manage Company-owned offices;

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our exposure to litigation and any governmental investigations;

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our ability and our franchisees’ ability to protect customers’ personal information, including from a cyber-security incident;

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the impact of identity-theft concerns on customer attitudes toward our services;

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our ability to access the credit markets and satisfy our covenants to lenders;

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challenges in deploying accurate tax software in a timely way each tax season;

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delays in the commencement of the tax season attributable to Congressional action affecting tax matters and the resulting inability of federal and state tax agencies to accept tax returns on a timely basis or other changes that have the effect of delaying the tax refund cycle;

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competition in the tax preparation market;

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the effect of federal and state legislation that affects the demand for paid tax preparation, such as the Affordable Care Act and potential immigration reform;

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our reliance on technology systems and electronic communications;

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our ability to effectively deploy software in a timely manner and with all the features our customers require;

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the impact of any acquisitions or dispositions, including our ability to integrate acquisitions and capitalize on their anticipated synergies; and

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other factors, including the risk factors discussed in this prospectus supplement.

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date hereof. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains basic information about this offering. It may not contain all the information that is important to you. The “Description Of Our Capital Stock” section of the accompanying base prospectus contains more detailed information regarding our common stock. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in our common stock is appropriate for you.
THE COMPANY
We are a retailer, franchisor operator and acquirer of franchised and franchisable businesses that can be scaled using our operating expertise. We currently operate four reportable segments: Liberty Tax, Buddy’s, American Freight, and the Vitamin Shoppe.
Our Liberty Tax segment is one of the largest providers of tax preparation services in the U.S. and Canada. Our tax preparation services and related tax settlement products are offered primarily through franchised locations, although we operate a limited number of Company-owned offices each tax season.
On July 10, 2019, we completed our acquisition of Buddy’s Home Furnishings. Our Buddy’s segment franchises or operates rent-to-own stores that lease household durable goods, such as electronics, residential furniture, appliances and household accessories, to customers on a rent-to-own basis. Merchandise is also offered for immediate purchase or an installment sales basis.
On October 23, 2019, we completed the acquisition of the Sears Outlet business from Sears Hometown and Outlet Stores, Inc. Sears Outlet has been combined with and rebranded as American Freight Outlet and is included in the American Freight segment. American Freight Outlet provides in-store and online access to purchase outlet-value products across a broad assortment of merchandise categories, including home appliances, mattresses, apparel sporting goods, lawn and garden equipment, tools, and other household goods at prices that are significantly lower than list prices. Products are generally covered by a warranty and a full suite of extended-service plans and services are also offered.
On December 16, 2019, we completed our acquisition of the Vitamin Shoppe, Inc. Our Vitamin Shoppe segment is an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products. We believe we offer one of the largest varieties of products among vitamin, mineral and supplement retailers and continue to refine our product assortment with approximately 7,200 stock keeping units offered in our stores or though e-commerce. We believe our product offering and emphasis on product knowledge and customer service helps us meet the needs of our target customer and serves as a foundation for enhancing strong customer loyalty.
On February 14, 2020, we completed the acquisition of American Freight Group, Inc. Our American Freight segment is a retail chain offering brand-name furniture, mattresses and home accessories at discount prices. American Freight buys direct from manufacturers and sells direct in warehouse-style stores.
Recent Developments
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread globally, including to the United States. In March 2020, the World Health Organization declared COVID-19 a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed or potentially exposed to COVID-19.
In most states, our segments have been deemed essential businesses and, therefore, the majority our stores have remained open during the pandemic. The highest number of store closures at any given time due to COVID-19 was approximately 240 stores, and, as of the date of this prospectus supplement, none of our stores remain closed due to COVID-19.

While too early to quantify, we have recently experienced a negative impact on our sales and profitability. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products and services, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of shutdowns, quarantines and travel restrictions, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak; however, we are actively managing our business to respond to the impact.
Conflict of Interest
B. Riley FBR has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Barrington Research has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Barrington Research will not receive any additional compensation for acting as qualified independent underwriter. We have agreed to indemnify Barrington Research for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Barrington Research may be required to make for these liabilities.
Additional Information
Our principal executive offices are located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. Our telephone number is (757) 493-8855. Our website address is www.franchisegrp.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
Franchise Group, Inc.
Common stock offered
4,200,000 shares of common stock (or 4,830,000 if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 630,000 shares of our common stock.
Common stock to be outstanding after this offering(1)
39,361,402 shares of common stock (or 39,991,402 shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $91.9 million (or approximately $105.8 million if the underwriters exercise their option to purchase additional shares in full) after deducting the estimated expenses of this offering payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.
Risk factors
An investment in our common stock involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.
Listing
Our common stock is listed on Nasdaq, under the symbol “FRG”.
Conflicts of interest
B. Riley FBR has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Barrington Research has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
In addition, B. Riley FBR and its affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. B. Riley FBR may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business. Affiliates of B. Riley FBR participate in our credit facilities. As a result, such affiliates may receive a portion of the net proceeds of this offering through the repayment of any borrowings under such facilities if we decide to pay down such indebtedness.

See “Underwriting (Conflicts of Interest)” on page S-16 of this prospectus supplement.

(1)
The number of shares of our common stock outstanding after this offering is based on 35,161,402 shares of our common stock outstanding as of June 15, 2020 and excludes:

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460,285 shares of our common stock reserved for issuance upon the exercise of outstanding stock options;

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944,768 shares of our common stock reserved for issuance upon the vesting of restricted stock units and performance restricted stock units; and

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4,118,495 shares of our common stock reserved for future awards under our 2019 Omnibus Incentive Plan.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our most recent Transition Report on Form 10-K/T, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into such reports and this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to this Offering to Our Common Stock
Risks relating to this offering and our common stock include, but are not limited to, the following:
The novel strain of coronavirus (COVID-19) could have an adverse impact on our business and financial results.
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally, including in the United States. In March 2020, the World Health Organization declared the coronavirus as a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed to the coronavirus. As a result of these restrictions, together with a general fear of the impact on the global economy and financial markets, there is significant uncertainty surrounding the potential impact on our business. While too early to quantify, we have recently experienced a negative impact on our sales and profitability. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products and services, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of shutdowns, quarantines and travel restrictions, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak; however, we are actively managing our business to respond to the impact.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain disputes between us and our stockholders, which may limit a stockholder’s ability to bring a claim in a judicial forum that it finds preferable for disputes with us and our directors, officers or other employees.
Our Certificate of Incorporation provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This forum selection provision does not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any claim for which the federal courts have exclusive jurisdiction. However, our Certificate of Incorporation does not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This forum selection provision may limit a stockholder’s ability to bring a claim that is not arising under the Securities Act or the Exchange Act, in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims and result in increased costs for stockholders to bring a claim. If a court were to find this forum selection provision to be inapplicable or unenforceable in an action, we may incur additional costs or business interruption associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
Our stock price has been extremely volatile, and investors may be unable to resell their shares at or above their acquisition price or at all.
Our stock price has been, and may continue to be, subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including, but not limited to:
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actual or anticipated variations in our operating results from quarter to quarter;

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actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

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actual or anticipated variations in our operating results from our competitors;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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sales of common stock or other securities by us or our stockholders in the future;

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changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

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certain non-compliance, fraud and other misconduct by our franchisees and/or employees;

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departures of key executives or directors;

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resignation of our auditors;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

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delays or other changes in our expansion plans;

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involvement in litigation or governmental investigations or enforcement activity;

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stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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general market conditions in our industry and the industries of our customers;

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general economic and stock market conditions;

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regulatory or political developments;

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global pandemics (such as the recent coronavirus (COVID-19) pandemic); and

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terrorist attacks or natural disasters.

Furthermore, the capital markets experience extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact our stock price. Trading price fluctuations may also make it more difficult for us to use our common stock as a means to make acquisitions or to use options to purchase our common stock to attract and retain employees. If our stock price does not exceed the price at which stockholders acquired their shares, investors may not realize any return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We currently are, and may be in the future, the target of this type of litigation.

A significant portion of our outstanding shares of common stock may be sold into the market, which could adversely affect our stock price.
Although our common stock is currently quoted on Nasdaq, sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain securities law restrictions. Sales of shares of our common stock or the perception in the market that the holders of a large number of shares of common stock intend to sell shares could reduce our stock price.
Our stock price and trading volume could decline if securities or industry analysts do not publish research or reports about our business or if they publish misleading or unfavorable research or reports about our business.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. The number of securities or industry analysts that commence or maintain coverage of our common stock could adversely impact the trading price and liquidity for our shares. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our stock or publishes misleading or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases to cover us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.
Although we may desire to continue to pay dividends in the future, our financial condition, debt covenants, or Delaware law may prohibit us from doing so.
Beginning in April 2015 through July 2018, we announced a $0.16 per share quarterly cash dividend. We had not declared a dividend since July 2018, until November 2019 when we announced a $0.25 per share quarterly cash dividend. Although we expect to pay a quarterly cash dividend to holders of our common stock, we have no obligation to do so, and our dividend policy may change at any time without notice to our stockholders. The payment of dividends will be at the discretion of our Board of Directors and will depend, among other things, on our earnings, capital requirements, and financial condition. Our ability to pay dividends will also be subject to compliance with financial covenants that are contained in our credit facility and may be restricted by any future indebtedness that we incur or issuances of preferred stock. In addition, applicable law requires our Board of Directors to determine that we have adequate surplus prior to the declaration of dividends. We cannot provide an assurance that we will continue to pay dividends at any specific level or at all.
Anti-takeover provisions in our charter documents, Delaware law, and our credit facility could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management, and adversely affect the value of our common stock.
Provisions in our second amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our second amended and restated certificate of incorporation and bylaws also include provisions that:
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authorize our Board of Directors to issue, without further action by the stockholders, up to approximately 20.0 million shares of undesignated preferred stock;

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specify that special meetings of our stockholders can be called only by our Board of Directors, the Chair of our Board of Directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board of Directors; and

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do not provide for cumulative voting in the election of directors.

In addition, our credit facility contains covenants that may impede, discourage, or prevent a takeover of us. For instance, upon a change of control, we would default on our credit facility. As a result, a potential takeover may not occur unless sufficient funds are available to repay our outstanding debt.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. Any provision of our amended and restated certificate of incorporation and bylaws or our debt documents that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect our stock value if they are viewed as discouraging takeover attempts in the future.
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds from this offering for working capital and general corporate purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $92 million (or approximately $106 million in the event the underwriters exercise their option to purchase additional shares of common stock in full), in each case, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 28, 2020:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to the sale of 4,200,000 shares of our common stock by us in this offering at the public offering price of $23.25 per share, and after deducting the underwriting discount and estimated offering expenses payable by us.

	As of March 28, 2020
	Actual	As Adjusted
	(Amounts in thousands, except share count and per share data)
Cash & Cash Equivalents	$147,028	$238,957
Long-Term Debt
Revolving Credit Facilities(1)	192,000	192,000
Term loan net of debt issuance costs	604,715	604,715
Amounts due to former ADs, franchisees and third parties	13,020	13,020
Mortgages	1,928	1,928
Finance lease debt	1,600	1,600
Total Debt	811,470	811,470
Stockholders’ Equity
Common Stock, $0.01 par value per share, 180,000,000 shares authorized, 29,653,052 shares issued and outstanding (actual), and 33,853,052 shares issued and outstanding (as adjusted)(2)	297	339
Preferred Stock, $0.01 par value per share, 20,000,000 shares authorized, 1,099,122 shares issued and outstanding(3)	11	11
Additional paid-in capital	237,354	334,962
Accumulated other comprehensive loss, net of taxes	(2,306)	(2,306)
Retained Earnings	73,652	73,652
Total equity attributable to Franchise Group, Inc.	309,008	406,658
Non-controlling interest	20,012	20,012
Total Equity	329,020	426,670
Total Capitalization	$1,287,518	$1,477,097

(1)
As of June 24, 2020, we had approximately $170 million outstanding under our revolving credit facilities.

(2)
The number of shares of our common stock issued and outstanding actual and as adjusted in the table above excludes, as of March 28, 2020:

•
unless otherwise indicated, up to 630,000 shares of our common stock issuable upon exercise of the underwriters’ option to purchase additional shares;

•
460,285 shares of our common stock reserved for issuance upon the exercise of outstanding stock options;

•
944,798 shares of our common stock reserved for issuance upon the vesting of restricted stock units and performance restricted stock units; and

•
4,118,495 shares of our common stock reserved for future awards under our 2019 Omnibus Incentive Plan.

(3)
All previously issued and outstanding shares of our preferred stock were subsequently redeemed for shares of our common stock.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying base prospectus from our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and our subsequent quarterly reports on Form 10-Q, and incorporated by reference herein and therein.

DIVIDEND POLICY
We are committed to paying a regular dividend based on our operating performance and availability of cash. However, we have no formal policy regarding dividends and, as such, investors cannot make assumptions regarding the possibility of future dividend payments nor the amounts and timing thereof. The declaration of dividends is subject to approval by our Board of Directors and its continuing determination that such declaration of dividends is in the best interests of the Company and its stockholders. Future dividends may be adjusted at the discretion of our Board of Directors based on market conditions and availability of cash. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends.

UNDERWRITING (Conflicts of Interest)
B. Riley FBR, Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from us, the number of shares of our common stock set forth opposite its name below.
Name	Number of Shares
B. Riley FBR, Inc.	3,444,000
Stephens Inc.	378,000
Barrington Research Associates, Inc.	168,000
CJS Securities, Inc.	105,000
National Securities Corporation	105,000
Total	4,200,000
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares of our common stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
Commissions and Expenses
The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to securities dealers at the public offering price less a concession not in excess of $0.76725 per share. The shares of common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. If all the shares are not sold at the public offering price, the underwriters may change the offering price and selling terms.
The following table shows the per share and total public offering price, underwriting discount and proceeds before expenses to us. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to           additional shares of our common stock.
	Per Share	No Exercise	Full Exercise
Public offering price	$23.25000	$97,650,000	$112,297,500.00
Underwriting discounts and commissions	$1.27875	$5,370,750	$6,176,362.50
Proceeds to us, before expenses	$21.97125	$92,279,250	$106,121,137.50
We have also agreed to reimburse the underwriters up to $70,000 in connection with their reasonable out-of-pocket expenses incurred in connection with the offering. The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $350,000.
Option to Purchase Additional Shares
We have granted to the underwriters an option to purchase up to an additional 630,000 shares of our common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.
Lock-Up Agreements
We, our executive officers and directors, and certain of our stockholders, including affiliates of B. Riley Financial, Inc., the parent company of B. Riley FBR, have agreed, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock.
Indemnification
We have agreed to indemnify the underwriters and the qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters or the qualified independent underwriter, as applicable, may be required to make in respect of those liabilities.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the closing of the offering. Purchases to cover a short position and stabilizing transactions, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain, or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.
In connection with the offering, the underwriters may engage in passive market making transactions in the Common Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.
Conflicts of Interest
B. Riley FBR has a “conflict of interest in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Barrington Research has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Barrington Research will not receive any additional compensation for acting as qualified independent underwriter. In addition, B. Riley FBR will not confirm sales to any account over which it exercises discretionary authority without receiving the specific prior written approval of the account holder and retaining such approval in its records.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of B. Riley FBR participate in our credit facilities. As a result, such affiliates may receive a portion of the net proceeds of this offering through the repayment of any borrowings under such facilities if we decide to pay down such indebtedness.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Selling Restrictions
Notice to Prospective Investors in Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only)
This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of shares of our common stock described herein. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of our common stock and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that we and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the shares of our common stock in Canada are being made on a private placement basis only and are exempt from the requirement that we prepare and file a prospectus under applicable Canadian securities laws. Any resale of shares of our common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares of our common stock outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the shares of our common stock will be deemed to have represented to us, the underwriters and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares of our common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in our common stock or with respect to the eligibility of our common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Personal Information
We and the representative hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase shares of our common stock in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Language of Documents
Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the shares of our common stock described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS
The validity of the securities offered by us has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for the underwriters by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements as of and for the transition period ended December 28, 2019, incorporated in this prospectus supplement by reference from the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated balance sheets of the Company as of April 30, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2019 have been incorporated by reference herein in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of April 30, 2019, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of April 30, 2019, because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective.
On October 1, 2019, based on the recommendation of the Audit Committee, the Company’s Board of Directors approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately.
The audited consolidated financial statements for Buddy’s and its subsidiaries as of and for the years ended December 31, 2018 and 2017, and the related notes have been incorporated by reference herein in reliance upon the report of Rivero, Gordimer & Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) as of and for the years ended February 2, 2019 and February 3, 2018 incorporated by reference in this prospectus supplement from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Vitamin Shoppe as of and for each of the three fiscal years in the period ended December 29, 2018, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of American Freight Group, Inc. included in Franchise Group, Inc.’s Current Report on Form 8-K/A dated May 4, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to American Freight Group, Inc.’s liquidity and a support letter from Franchise Group, Inc. as described in Note 12 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Our website address is www.franchisegrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement:
•
our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588) (including any portions of our Definitive Proxy Statement on Schedule 14A filed on April 27, 2020 that are incorporated by reference into such Annual Report on Form 10-K/T);

•
our Quarterly Report on Form 10-Q for the quarter ended March 28, 2020, filed with the SEC on June 18, 2020, as amended on June 19, 2020;

•
our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on December 30, 2019, January 6, 2020, January 8, 2020, February 12, 2020, February 18, 2020, March 12, 2020, April 3, 2020, May 4, 2020, May 5, 2020, May 7, 2020, May 29, 2020, June 9, 2020 and June 19, 2020 (File No. 001-35588);

•
all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the transition period covered by our Transition Report on Form 10-K/T referenced above; and

•
the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-35588), filed with the SEC on November 13, 2019, as updated by Exhibit 4.4 to our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588).

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent unless those exhibits have specifically been incorporated by reference in this document:
Franchise Group, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
(757) 493-8855

PROSPECTUS
FRANCHISE GROUP, INC.
$300,000,000
Common Stock
Preferred Stock
Warrants
Rights
Units
Debt Securities
26,825,951.18 Shares of Common Stock Offered by the Selling Stockholders
We may offer and sell up to $300 million in the aggregate of the securities identified above, and the selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell up to 26,825,951.18 shares of our common stock. This prospectus provides you with a general description of the securities we and the Selling Stockholders may offer.
Pursuant to the Kayne Subscription Agreement (as defined below), certain of the shares of common stock offered by the Selling Stockholders are subject to a six-month lockup period which expires on August 14, 2020, and the filing of the registration statement of which this prospectus forms a part does not constitute a waiver of such restrictions.
We are registering the offer and sale of the shares of our common stock by the Selling Stockholders to satisfy registration rights we have granted to certain of the Selling Stockholders pursuant to registration rights agreements more fully described in this prospectus under “Description of Capital Stock.” We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
Our registration of the shares of common stock held by the Selling Stockholders that are covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of their shares of common stock. The Selling Stockholders may sell their shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares in the section entitled “Plan of Distribution.”
Each time we or any of the Selling Stockholders offer and sell securities, we or such Selling Stockholders will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell their shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold under this prospectus without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on The NASDAQ Global Market, or Nasdaq, under the symbol “FRG”. On May 20, 2020, the closing price of our common stock was $14.59.
See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 22, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “Franchise Group,” “we,” “us,” “our” and similar terms refer to Franchise Group, Inc. and its subsidiaries and references in this prospectus to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Franchise Group, Inc.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell securities from time to time and in one or more offerings up to an aggregate amount of $300 million and the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.
Each time we or any of the Selling Stockholders offer and sell securities using this prospectus, we or such Selling Stockholders will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations, financial performance, and condition, as well as our plans, objectives, and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A — Risk Factors” in our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and other filings with the SEC, including:
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the possibility that any of the anticipated benefits of our acquisitions will not be realized or will not be realized within the expected time period; our businesses, our Liberty Tax segment, our Buddy’s segment, our American Freight segment, our Vitamin Shoppe segment or American Freight (as defined below) may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following any of our acquisitions may be lower than expected; or completing our acquisitions on the expected timeframe may be more difficult, time-consuming or costly than expected;

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our inability to grow on a sustainable basis;

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changes in operating costs, including employee compensation and benefits;

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the seasonality of our business segments;

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departures of key executives or directors;

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our ability to attract additional talent to our senior management team;

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our ability to maintain an active trading market for our common stock on Nasdaq;

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our inability to secure reliable sources of the tax settlement products we make available to our customers;

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government regulation and oversight over our products and services;

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our ability to comply with the terms of the settlement with the Department of Justice and Internal Revenue Service;

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government initiatives that simplify tax return preparation, improve the timing and efficiency of processing tax returns, limit payments to tax preparers, or decrease the number of tax returns filed or the size of the refunds;

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government initiatives to pre-populate income tax returns;

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the effect of regulation of the products and services that we offer, including changes in laws and regulations and the costs and administrative burdens associated with complying with such laws and regulations;

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the possible characterization of refund transfers as a form of loan or extension of credit;

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changes in the tax settlement products offered to our customers that make our services less attractive to customers or more costly to us;

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our ability to maintain relationships with third-party product and service providers;

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our ability to offer merchandise and services that our customers demand;

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our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

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competitive conditions in the retail industry;

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the performance of our products within the prevailing retail industry;

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worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, change in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

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the risk that natural disasters, public health crises, political uprisings, uncertainty or unrest, or other catastrophic events could adversely affect our operations and financial results, including the impact of the coronavirus (COVID-19) outbreak on manufacturing operations and our supply chain, customer traffic and our operations in general;

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the impact of the coronavirus (COVID-19) and the related government mitigation efforts on our business and our financial results;

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disruption of manufacturing, warehouse or distribution facilities or information systems;

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the continued reduction of our competitors’ promotional pricing on new-in-box appliances, potentially adversely impacting our sales of out-of-box appliances and associated margin;

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any potential non-compliance, fraud or other misconduct by our franchisees or employees;

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our ability and the ability of our franchisees to comply with legal and regulatory requirements;

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failures by our franchisees and their employees to comply with their contractual obligations to us and with laws and regulations, to the extent these failures affect our reputation or subject us to legal risk;

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the ability of our franchisees to open new territories and operate them successfully;

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the availability of suitable store locations at appropriate lease terms;

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the ability of our franchisees to generate sufficient revenue to repay their indebtedness to us;

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our ability to manage Company-owned offices;

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our exposure to litigation and any governmental investigations;

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our ability and our franchisees’ ability to protect customers’ personal information, including from a cyber-security incident;

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the impact of identity-theft concerns on customer attitudes toward our services;

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our ability to access the credit markets and satisfy our covenants to lenders;

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challenges in deploying accurate tax software in a timely way each tax season;

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delays in the commencement of the tax season attributable to Congressional action affecting tax matters and the resulting inability of federal and state tax agencies to accept tax returns on a timely basis, or other changes that have the effect of delaying the tax refund cycle;

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competition in the tax preparation market;

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the effect of federal and state legislation that affects the demand for paid tax preparation, such as the Affordable Care Act and potential immigration reform;

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our reliance on technology systems and electronic communications;

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our ability to effectively deploy software in a timely manner and with all the features our customers require;

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the impact of any acquisitions or dispositions, including our ability to integrate acquisitions and capitalize on their anticipated synergies;

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our ability to obtain payment for net working capital adjustments in connection with any of our acquisitions; and

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other factors, including the risk factors discussed in this prospectus.

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date hereof. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

THE COMPANY
We are a franchisor, operator and acquiror of franchised and franchisable businesses that we believe we can scale using our operating expertise. On July 10, 2019, we formed Franchise Group New Holdco, LLC which holds all of our operating subsidiaries. Our stores and franchises operate under the names of Liberty Tax, Buddy’s Home Furnishings, American Freight and Vitamin Shoppe.
On July 10, 2019, we completed our acquisition of Buddy’s Home Furnishings. On October 23, 2019, we completed our acquisition of the Sears Outlet business from Sears Hometown and Outlet Stores, Inc. On December 16, 2019, we completed our acquisition of The Vitamin Shoppe, Inc. On February 14, 2020, we completed our acquisition of American Freight Group, Inc. (“American Freight”). In February 2020, we announced our intent to combine American Freight with the Sears Outlet business and have rebranded the combined business as American Freight Appliances, Furniture and Mattress. These acquisitions have transformed us from a tax preparation business to a multi-segment operator and franchisor.
We operate in four reportable segments: Liberty Tax, Buddy’s, American Freight and Vitamin Shoppe. Our Liberty Tax segment provides tax preparation services in the United States and Canada. Our Buddy’s segment is a specialty retailer of high quality, name brand consumer electronics, residential furniture, appliances and household accessories through rent-to-own agreements. Our American Freight segment provides in-store and online access to purchase new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked and scratched and dented products, collectively “outlet-value products,” across a broad assortment of merchandise categories, including home appliances, mattresses, furniture and lawn and garden equipment at value-oriented prices. Our Vitamin Shoppe segment is an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products.
Recent Developments
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread globally, including to the United States. In March 2020, the World Health Organization declared the coronavirus a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed or potentially exposed to the coronavirus. As a result of these restrictions, together with a general fear of the impact on the global economy and financial markets, there is significant uncertainty surrounding the potential impact on our business. While too early to quantify, we have recently experienced a negative impact on our sales and profitability. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of shutdowns, quarantines and travel restrictions, the ultimate geographical spread of the virus, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak.
Background
On July 10, 2019, we entered into and completed certain transactions contemplated by an Agreement of Merger and Business Combination Agreement with Buddy’s Newco, LLC (“Buddy’s”), Franchise Group New Holdco, LLC, our direct subsidiary (“New Holdco”), Franchise Group B Merger Sub, LLC, a wholly-owned indirect subsidiary of New Holdco (“B Merger Sub”) and Vintage RTO, L.P., solely in its capacity as the representative of the former holders of common units of Buddy’s (the “Buddy’s Members”), to acquire Buddy’s by way of a merger of B Merger Sub with and into Buddy’s, with Buddy’s continuing as the surviving entity in the merger and as a wholly-owned indirect subsidiary of New Holdco (the “Buddy’s Acquisition”). At the completion of the Buddy’s Acquisition, each common unit of Buddy’s outstanding immediately prior to the completion of the Buddy’s Acquisition was exchanged for 0.091863 shares of our voting, non-economic preferred stock (the “Voting Non-Economic Preferred Stock”) and 0.459315 common units of New

Holdco (the “New Holdco Units”). Each of the New Holdco Units held by the Buddy’s Members was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, redeemable in exchange for one share of our common stock pursuant to the Certificate of Designation for the Voting Non-Economic Preferred Stock (as amended and together with any certificate of increase adopted or approved in respect thereof, the “Certificate of Designation”) and the First Amended and Restated Limited Liability Company Agreement of New Holdco (as amended, the “New Holdco LLC Agreement”) after an initial six-month lockup period following their issuance, which has expired.
In addition, concurrently with the completion of the Buddy’s Acquisition, we entered into a registration rights agreement with certain investors (as amended, the “Vintage Registration Rights Agreement”). The Vintage Registration Rights Agreement provides certain of our investors and New Holdco with certain registration rights applicable to certain shares of our common stock, including shares of our common stock issued in exchange for the redemption of certain New Holdco Units and shares of Voting Non-Economic Preferred Stock as described above (collectively, the “Vintage Registrable Shares”). The Vintage Registration Rights Agreement was amended following the completion of the Buddy’s Acquisition in connection with subsequent acquisitions by us or our subsidiaries to, among other things, include shares of our common stock and shares of our common stock issued in exchange for the redemption of certain New Holdco Units and shares of Voting Non-Economic Preferred Stock received by these investors in connection with such acquisitions as Vintage Registrable Shares under the Vintage Registration Rights Agreement.
On January 31, 2020, the Vintage Registration Rights Agreement was further amended, among other things, to include as Vintage Registrable Shares under the Vintage Registration Rights Agreement shares of the Company’s common stock received by certain investors in the Company in connection with certain equity investments made following the prior amendment to the Vintage Registration Rights Agreement and relating to the repurchases of the VSI Convertible Notes (as defined below) in connection with the Vitamin Shoppe Merger and to update certain investor information.
As of April 1, 2020, all shares of Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
On February 7, 2020, in connection with our repurchases of The Vitamin Shoppe, Inc.’s outstanding 2.25% Convertible Senior Notes due 2020 (the “VSI Convertible Notes”), certain investors (each, an “Investor” and, collectively, the “Investors”) provided us with an aggregate of approximately $65,925,422.32 of equity financing in order for Valor Acquisition, LLC, our subsidiary, to fund the repurchase or redemption of the VSI Convertible Notes and to make interest payments on the VSI Convertible Notes that were not so repurchased or redeemed until their maturity and to also fund our general, working capital and cash needs through purchases of approximately 3,877,964.65 shares of our common stock, par value $0.01 per share (the “Investor Shares”), at $12.00 per share under the Equity Commitment Letter, dated August 7, 2019, between us and Tributum, L.P. (as amended, the “Equity Commitment Letter”), and $23.00 per share in connection with a separate private placement of shares of our common stock, par value $0.01 per share (collectively, the “Equity Financing”), pursuant to certain subscription agreements (each, a “Subscription Agreement”) entered into by each Investor with us. Pursuant to the Equity Commitment Letter, Tributum, L.P. assigned certain of its obligations thereunder to provide a portion of such Equity Financing to the Investors and certain other investors. In connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
In addition, on February 14, 2020, in connection with our acquisition of American Freight, Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company (“Lead Borrower”), New Holdco and various subsidiaries of New Holdco entered into (i) a Credit Agreement (as amended by Amendment Number One to Credit Agreement, dated as of March 13, 2020, as amended by Limited Waiver, Joinder and Amendment Number Two to Credit Agreement, dated as of May 1, 2020, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “AF Credit Agreement”) with various lenders from time to time party thereto (the “Term Lenders”), GACP Finance Co., LLC, as administrative agent (“Term Administrative Agent”) and Kayne Solutions Fund, L.P., as collateral agent (“Term Collateral Agent”) and (ii) an ABL Credit Agreement (as amended by Amendment Number One to ABL Credit Agreement, dated as of March 13, 2020, as amended by Limited Waiver and Amendment Number Two to

ABL Credit Agreement, dated as of April 3, 2020, as amended by Joinder and Amendment Number Three to ABL Credit Agreement, dated as of May 1, 2020, and as otherwise amended, restated supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) with various lenders from time to time party thereto (the “ABL Lenders”) and GACP Finance Co., LLC, as administrative agent and collateral agent (in such capacities, the “ABL Agent”). In addition, on February 14, 2020, we issued to Kayne FRG Holdings, L.P. (“Kayne FRG”) 1,250,000 shares of our common stock, par value $0.01 per share (the “Kayne Subscription Shares”), pursuant to a subscription agreement (the “Kayne Subscription Agreement”) entered into between Kayne FRG and us, as consideration and payment for services rendered by Kayne FRG or its affiliates to us and our affiliates in connection with the AF Credit Agreement, our acquisition of American Freight and debt financing transactions contemplated thereby. In connection with the Kayne Subscription Agreement, on February 14, 2020, we entered into a Registration Rights Agreement with Kayne FRG (the “Kayne Registration Rights Agreement”). The Kayne Registration Rights Agreement provides Kayne FRG with certain registration rights applicable to the Kayne Subscription Shares (the “Kayne Registrable Shares”) upon the expiration of an initial six-month lock-up period following their issuance.
The registration statement of which this prospectus forms a part is being filed, in part, to comply with these registration obligations under the Vintage Registration Rights Agreement, the Kayne Registration Rights Agreement and our registration obligations in connection with the Equity Financing.
In addition, the registration statement of which this prospectus forms a part is being filed to provide us with the ability to issue and sell up to $300 million of our securities in primary offerings in order to provide additional funds for our general corporate purposes (as further described below under “Use of Proceeds”).
Additional Information
Our principal executive offices are located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. Our telephone number is (757) 493-8855. Our website address is www.franchisegrp.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our most recent Transition Report on Form 10-K/T, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into such reports and this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Our Common Stock
Risks relating to our common stock include, but are not limited to, the following:
The novel strain of coronavirus (COVID-19) could have an adverse impact on our business and financial results.
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally, including in the United States. In March 2020, the World Health Organization declared the coronavirus as a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed to the coronavirus. As a result of these restrictions, together with a general fear of the impact on the global economy and financial markets, there is significant uncertainty surrounding the potential impact on our business. While too early to quantify, we have recently experienced a negative impact on our sales. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of quarantines and other travel restrictions within China, the United States and other affected countries, the ultimate geographical spread of the virus, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak; however, we are actively managing our business to respond to the impact.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain disputes between us and our stockholders, which may limit a stockholder’s ability to bring a claim in a judicial forum that it finds preferable for disputes with us and our directors, officers or other employees.
Our Certificate of Incorporation provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This forum selection provision does not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any claim for which the federal courts have exclusive jurisdiction. However, our Certificate of Incorporation does not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
This forum selection provision may limit a stockholder’s ability to bring a claim that is not arising under the Securities Act or the Exchange Act, in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims and result in increased costs for stockholders to bring a claim. If a court were to find this forum selection provision to be inapplicable or unenforceable in an action, we may incur additional costs or business interruption associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
Our stock price has been extremely volatile, and investors may be unable to resell their shares at or above their acquisition price or at all.
Our stock price has been, and may continue to be, subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including, but not limited to:
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actual or anticipated variations in our operating results from quarter to quarter;

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actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

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actual or anticipated variations in our operating results from our competitors;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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sales of common stock or other securities by us or our stockholders in the future;

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changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

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certain non-compliance, fraud and other misconduct by our franchisees and/or employees;

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departures of key executives or directors;

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resignation of our auditors;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

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delays or other changes in our expansion plans;

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involvement in litigation or governmental investigations or enforcement activity;

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stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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general market conditions in our industry and the industries of our customers;

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general economic and stock market conditions;

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regulatory or political developments;

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global pandemics (such as the recent coronavirus (COVID-19) pandemic); and

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terrorist attacks or natural disasters.

Furthermore, the capital markets experience extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact our stock price. Trading price fluctuations may also make it more difficult for us to use our common stock as a means to make acquisitions or to use options to purchase our common stock to attract and retain employees. If our stock price does not exceed the price at which stockholders acquired their shares, investors may not realize any return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We currently are, and may be in the future, the target of this type of litigation.
A significant portion of our outstanding shares of common stock may be sold into the market, which could adversely affect our stock price.
Although our common stock is currently quoted on Nasdaq, sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain securities law restrictions.

Sales of shares of our common stock or the perception in the market that the holders of a large number of shares of common stock intend to sell shares could reduce our stock price.
Our stock price and trading volume could decline if securities or industry analysts do not publish research or reports about our business or if they publish misleading or unfavorable research or reports about our business.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. The number of securities or industry analysts that commence or maintain coverage of our common stock could adversely impact the trading price and liquidity for our shares. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our stock or publishes misleading or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases to cover us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.
Our management and other personnel have devoted a substantial amount of time to these compliance matters. Also, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly than would be the case for a private company. For example, these rules and regulations have made it more expensive for us to maintain director and officer liability insurance. As a result, it may be more difficult for us to recruit and retain qualified individuals to serve on our Board of Directors or as our executive officers.
In addition, as a public company, we are subject to financial reporting, internal controls over financial reporting and other requirements. Our failure to maintain adequate internal controls over financial reporting has adversely affected investor confidence in the accuracy of our financial statements which has had an unfavorable impact on the value of our common stock. In addition, our failure to timely comply with reporting requirements has resulted in our inability to complete franchise sales and to provide current financial information to our investors.
Although we may desire to continue to pay dividends in the future, our financial condition, debt covenants, or Delaware law may prohibit us from doing so.
Beginning in April 2015 through July 2018, we announced a $0.16 per share quarterly cash dividend. We had not declared a dividend since July 2018, until November 2019 when we announced a $0.25 per share quarterly cash dividend. Although we expect to pay a quarterly cash dividend to holders of our common stock, we have no obligation to do so, and our dividend policy may change at any time without notice to our stockholders. The payment of dividends will be at the discretion of our Board of Directors and will depend, among other things, on our earnings, capital requirements, and financial condition. Our ability to pay dividends will also be subject to compliance with financial covenants that are contained in our credit facility and may be restricted by any future indebtedness that we incur or issuances of preferred stock. In addition, applicable law requires our Board of Directors to determine that we have adequate surplus prior to the declaration of dividends. We cannot provide an assurance that we will continue to pay dividends at any specific level or at all.
Anti-takeover provisions in our charter documents, Delaware law, and our credit facility could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management, and adversely affect the value of our common stock.
Provisions in our second amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our second amended and restated certificate of incorporation and bylaws also include provisions that:
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authorize our Board of Directors to issue, without further action by the stockholders, up to approximately 20.0 million shares of undesignated preferred stock;

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specify that special meetings of our stockholders can be called only by our Board of Directors, the Chair of our Board of Directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board of Directors; and

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do not provide for cumulative voting in the election of directors.

In addition, our credit facility contains covenants that may impede, discourage, or prevent a takeover of us. For instance, upon a change of control, we would default on our credit facility. As a result, a potential takeover may not occur unless sufficient funds are available to repay our outstanding debt.
These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. Any provision of our amended and restated certificate of incorporation and bylaws or our debt documents that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect our stock value if they are viewed as discouraging takeover attempts in the future.

USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, future acquisitions, the repayment of outstanding indebtedness, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.
All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
Under the Vintage Registration Rights Agreement and the Kayne Registration Rights Agreement, except for certain expenses the Selling Stockholders have agreed to bear pursuant to the Vintage Registration Rights Agreement and Kayne Registration Rights Agreement, respectively, we will bear all fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, all printing costs and all fees and expenses of our and our subsidiaries’ counsel and independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of our capital stock and certain terms of our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Certificate of Designation of our Voting Non-Economic Preferred Stock (the “Voting Non-Economic Preferred Stock”), as amended, and together with that certain Certificate of Increase, dated September 30, 2019 (the “Certificate of Designation”), our Second Amended and Restated Bylaws (the “Bylaws”), that certain Registration Rights Agreement, dated July 10, 2019, as amended as of September 30, 2019, October 23, 2019 and December 16, 2019, between us and certain of our investors listed on Schedule I thereto (the “Vintage Registration Rights Agreement”), that certain Registration Rights Agreement, dated February 14, 2020, between us and Kayne FRG Holdings, L.P. (the “Kayne Registration Right Agreement” and together with the Vintage Registration Rights Agreement, the “Registration Rights Agreements”) and that certain First Amended and Restated Limited Liability Company Agreement of New Holdco, dated as of July 10, 2019, by and among New Holdco and its members, as amended, restated or otherwise modified from time to time (the “New Holdco LLC Agreement”). This discussion summarizes the material features of our capital stock but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital. The descriptions herein are qualified in their entirety by reference to our Certificate of Incorporation, Certificate of Designation, Bylaws and Registration Rights Agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
General
Our current authorized capital stock consists of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,886,667 shares are designated as shares of our Voting Non-Economic Preferred Stock. As of May 12, 2020, we had outstanding 35,148,658.51 shares of common stock.
Certain of the common units (“New Holdco Units”) of Franchise Group New Holdco, LLC (“New Holdco”) issued under the New Holdco LLC Agreement were, together with one-fifth of a share of Voting Non-Economic Preferred Stock, redeemable in exchange for one share of our common stock after an initial six-month lockup period following their issuance, which has expired. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Common Stock
Dividends and Distributions.   Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of shares of our common stock are entitled to share equally, on a per share basis, in dividends and other distributions of cash, property or shares of our stock as may be declared by our board of directors with respect to the shares of common stock out of our assets or funds legally available for dividends.
Liquidation.   In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of shares of our common stock are entitled to share equally, on a per share basis, in all assets of the Company of whatever kind available for distribution after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of Preferred Stock.
Voting Rights.   Each holder of shares of our common stock is entitled to one vote for each share of Common Stock held of record as of the applicable record date on any matter submitted to a vote of our stockholders.
Fundamental Transactions.   In connection with certain fundamental transactions, all holders of shares of our common stock are entitled to receive consideration in the same form and of the same kind and amount, calculated on a per share basis.
Related Person Transactions.   Certain transactions with persons owning 20% or more of our outstanding shares of common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.
Preferred Stock
Liquidation.   The Voting Non-Economic Preferred Stock has no economic rights other than to receive $0.01 per share of Voting Non-Economic Preferred Stock upon the liquidation, dissolution or winding up of the Company prior to any distribution of assets to holders of our common stock or any other class of our shares of capital stock ranking junior to the Voting Non-Economic Preferred Stock in connection with such liquidation, dissolution or winding up of the Company. As a result, there are no restrictions on the repurchase or redemption of shares of Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments.
Voting Rights.   With respect to all meetings of our stockholders at which the holders of our shares of common stock are entitled to vote and with respect to any written consent sought by us or any other person from the holders of our shares of common stock, the holders of Voting Non-Economic Preferred Stock will vote together with the holders of shares of our common stock as a single class, except as otherwise required under non-waivable provisions of the Delaware General Corporation Law (the “DGCL”), and the holders of Voting Non-Economic Preferred Stock are entitled to cast five votes per share of Voting Non-Economic Preferred Stock held on any such matter. Until the date on which no shares of Voting Non-Economic Preferred Stock are outstanding, we are prohibited, without the prior affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Voting Non-Economic Preferred Stock, from changing, amending, altering or repealing any provision of the Certificate of Incorporation or the Bylaws, whether by merger, consolidation or otherwise, or creating a new series of Preferred Stock or issuing any other securities, in each case to the extent any such action would have a material and disproportionate adverse effect on the voting rights of the holders of Voting Non-Economic Preferred Stock relative to the voting rights of the holders of shares of our common stock. As no shares of Voting Non-Economic Preferred Stock are currently outstanding, the consent requirements described in the immediately preceding sentence are not currently in effect.
Redemption and Exchange.   One-fifth of a share of Voting Non-Economic Preferred Stock held by certain holders thereof, together with one New Holdco Unit held by such holders, was redeemable at the election of such holders, following the expiration of an initial six-month lockup period following their issuance, which has expired, in exchange for one share of our common stock in accordance with the Certificate of Designation and the New Holdco LLC Agreement. Under certain circumstances as provided in the New Holdco LLC Agreement and the Certificate of Designation (e.g., a change of control), we had the right to require New Holdco Units and shares of Voting Non-Economic Preferred Stock held by certain holders to be redeemed in exchange for shares of our common stock as further described above. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Transfer Restrictions.   Subject to certain exceptions set forth in the New Holdco LLC Agreement, Voting Non-Economic Preferred Stock may not have been transferred, in whole or in part, by any holder directly or indirectly without our prior written consent. To the extent that certain holders of New Holdco Units transferred any of their New Holdco Units in accordance with the New Holdco LLC Agreement, such holders were required to transfer one-fifth of a share of Voting Non-Economic Preferred Stock held by such holders for each such New Holdco Unit transferred, to the same transferee of such New Holdco Unit.
Our board of directors may in the future, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 18,113,333 shares of Preferred Stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which could adversely affect the rights of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of additional Preferred

Stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any additional shares of Preferred Stock.
Registration Rights
We are party to the Registration Rights Agreements with certain of our investors granting such investors certain registration rights applicable to certain shares of our common stock as set forth below. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders of these shares to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay certain of the registration expenses of the Vintage Registrable Shares and the Kayne Registrable Shares registered pursuant to the Form S-3, demand and piggyback registrations described below.
Form S-3 Registration.   Pursuant to the Vintage Registration Rights Agreement, on or before January 31, 2020, we were required to register the Vintage Registrable Shares on a “shelf” registration statement on Form S-1 or Form S-3 if we were eligible to do so at such time and we are required to maintain the effectiveness of such registration statement until no Vintage Registrable Shares remain.
Pursuant to the Kayne Registration Rights Agreement, on or before the expiration of a six-month lockup period applicable to the Kayne Registrable Shares pursuant to the Kayne Subscription Agreement, we are required to register the Kayne Registrable Shares on a “shelf” registration statement on Form S-1 or Form S-3 if we are eligible to do so at such time, except to the extent we have an existing shelf registration statement covering the Kayne Registrable Shares which may be used for the purposes contemplated in the Kayne Registration Rights Agreement, and to maintain the effectiveness of such registration statement until no Kayne Registrable Shares remain. The “Kayne Registrable Shares”, together with the Vintage Registrable Shares, are herein referred to as the “Registrable Shares”.
In addition, in connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
The registration statement of which this prospectus forms a part is being filed to comply with our registration obligations under each of the Registration Rights Agreements and our registration obligations in connection with the Equity Financing.
Demand Registration Rights.   Pursuant to the Vintage Registration Rights Agreement, certain holders of share of our common stock are entitled to certain demand registration rights. During a period in which a shelf registration statement covering the Vintage Registrable Shares is effective, if any of Tributum, L.P., Vintage Tributum, L.P., Vintage Capital Management, LLC, Samjor Family LP, Vintage RTO, L.P., Stefac LP, Brian Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc., or certain of their respective affiliates (each, a “Vintage Group Member”) holding any Vintage Registrable Shares delivers notice to us stating that it and/or one or more other holders of Vintage Registrable Shares (such Vintage Group Member, together with such other holders, the “Participating Investors”) intend(s) to effect an underwritten public offering of all or part of its or their Vintage Registrable Shares included on the shelf registration statement (a “Demand Underwritten Offering”), we are required to use our reasonable best efforts to amend or supplement the shelf registration statement or related prospectus as may be necessary in order to enable such Vintage Registrable Shares to be distributed pursuant to the Demand Underwritten Offering. The holders of Vintage Registrable Shares are only entitled to offer and sell their Vintage Registrable Shares pursuant to a Demand Underwritten Offering if the aggregate amount of Vintage Registrable Shares to be offered and sold in such offering by the Participating Investors is reasonably expected to result in aggregate gross proceeds (based on the current market price of the number of Vintage Registrable Shares to be sold) of not less than $25 million.
Piggyback Registration Rights.   In the event that we propose to publicly sell or register for sale any of our securities in an underwritten offering pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4) (a “Piggyback Registration”), we are required to give prompt written notice to the holders of Registrable Securities of our intention to effect such sale or registration and, subject to certain exceptions, are required to include in such transaction all Registrable

Shares with respect to which we have received a written request from any holder of Registrable Shares or inclusion therein within ten business days after the receipt of our notice.
Certificate of Incorporation and Bylaws
Certain provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are designed in part to allow management to continue making decisions for the long-term best interest of Franchise Group and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors.
Our Bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock in our Certificate of Incorporation makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control. Our Certificate of Incorporation also provides that certain transactions with persons owning 20% or more of our outstanding common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements. Finally, our Bylaws specify that special meetings of our stockholders can be called only by our board of directors, the Chair of our board of directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting, which restricts the ability of our stockholders to meet and act outside of regularly scheduled meetings of our board of directors, adding delay to attempts to change our control.
Our Certificate of Incorporation does not give stockholders the right to cumulative voting in the election of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors or influence our board of directors’ decision regarding a takeover.
These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. In addition, these provisions are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the value of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We have elected not to be governed by Section 203 of the DGCL (“Section 203”). Section 203 regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:
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prior to such time, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the corporation’s outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

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at or after the time a person became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.
Limitations of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:
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for breach of the duty of loyalty;

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for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

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for transactions from which the director derived improper personal benefit.

The Certificate of Incorporation and Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by law. The limitation of liability and indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.
Exclusive Forum
The Certificate of Incorporation provides that unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or any action asserting a claim against us governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us and our directors, officers or other employees.
The exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and Preferred Stock will be available for future issuance and such future issuance may not require stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, employee benefit plans and rights plans. The existence of authorized but unissued shares of our common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock and Voting Non-Economic Preferred Stock is EQ Shareowner Services.
Listing of Securities
Our common stock is listed on Nasdaq under the symbol “FRG.”

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.
We may issue warrants to purchase shares of common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.
The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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the number of shares common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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if applicable, a discussion of certain federal U.S. income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS
The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
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the date for determining the persons entitled to participate in the rights distribution;

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the exercise price for the rights;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

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the number of rights issued to each stockholder and the number of rights outstanding, if any;

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the extent to which the rights are transferable;

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the date on which the right to exercise the rights will commence and the date on which the right will expire;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

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anti-dilution provisions of the rights, if any; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.
We may issue units comprised of common stock, preferred stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Franchise Group, Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.
The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. The indenture will not limit the amount of debt securities that we may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:
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the title and type of the debt securities;

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the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

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the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

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the price or prices at which we will sell the debt securities;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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provisions for a sinking fund, purchase fund or other analogous fund, if any;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether the debt securities will be guaranteed as to payment or performance;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate.
Certain Terms of the Debt Securities
Covenants.   We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
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the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

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we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   The following are events of default under the indenture for any series of debt securities:
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failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

•
any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.
If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:
•
the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•
the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•
during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.
The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
•
we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

•
we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

•
all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•
We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:
•
to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

•
to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•
to provide for or add guarantors with respect to the debt securities of any series;

•
to establish the form or forms or terms of the debt securities as permitted by the indenture;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

•
to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

•
to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•
extends the final maturity of any debt securities of such series;

•
reduces the principal amount of on any debt securities of such series;

•
reduces the rate or extends the time of payment of interest on any debt securities of such series;

•
reduces the amount payable upon the redemption of any debt securities of such series;

•
changes the currency of payment of principal of or interest on any debt securities of such series;

•
reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•
waives a default in the payment of principal of or interest on the debt securities;

•
changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

•
reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Shareholders, Officers, and Directors.   The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.
Concerning the Trustee.   The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING STOCKHOLDERS
Up to 26,825,951.18 shares of our common stock held by the Selling Stockholders may be offered for resale by the Selling Stockholders under this prospectus, in each case from time to time in one or more offerings.
Certain of the shares of our common stock being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to the Selling Stockholders pursuant to the Vintage Registration Rights Agreement or the Kayne Registration Rights Agreement. See the sections entitled “Selling Stockholders — Material Relationships with the Selling Stockholders — Vintage Registration Rights Agreement” and “Selling Stockholders — Material Relationships with the Selling Stockholders — Kayne Registration Rights Agreement.”
When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interests in the shares of common stock after the date of this prospectus, including as may be named in any supplement to this prospectus. The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Stockholder.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of common stock. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or an amendment to the registration statement of which this prospectus is a part, if and when necessary. Pursuant to the Registration Rights Agreement, we are obligated to use reasonable best efforts to amend this registration statement and this prospectus to reflect any distribution of Registrable Shares by a Selling Stockholder to any of its direct or indirect equity holders that does not involve a disposition for value.
Pursuant to the Kayne Subscription Agreement, certain of the shares of our common stock offered hereby are subject to a six-month lockup period following their issuance (which expires on August 14, 2020), and the filing of the registration statement of which this prospectus forms a part does not constitute a waiver of such restrictions.
The table below presents information regarding (i) the Selling Stockholders, (ii) the number and percentage of common stock beneficially owned by each of them prior to the offering, (iii) the common stock that each of them may sell or otherwise dispose of from time to time under this prospectus and (iv) the number and percentage of the common stock the Selling Stockholders will own assuming all of the shares of common stock covered by this prospectus are sold by the Selling Stockholders. The information in the table below is based on 35,148,658.51 shares of common stock outstanding as of May 12, 2020 and was prepared based in part on information supplied to us by the Selling Stockholders. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities, including any securities that grant the Selling Stockholders the right to acquire shares of common stock within 60 days. Other than the transactions referred to in this prospectus or in any prospectus supplement and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated into this prospectus by reference, the Selling Stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities.
Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock listed in the table, and because, other than the Vintage Registration Rights Agreement and the Kayne Registration Rights Agreement, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they acquired the shares of common stock. We have, therefore, assumed for the purposes of the following table, that all of the common stock covered by this prospectus will be sold by the Selling Stockholders.
Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares of common stock registered on its behalf. The Selling Stockholders may sell or otherwise transfer all, some or none of the common stock held by each of them in this offering. See “Plan Of Distribution.”
	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Stefac, LP(2)	4,437,333.00	12.62%	4,437,333.00	—	*
Samjor Family LP(3)	3,937,726.03	11.20%	3,937,726.03	—	*
Tributum, L.P.(4)	2,270,833.33	6.46%	2,270,833.33	—	*
Vintage Tributum, L.P.(5)	2,075,151.00	5.90%	2,075,151.00	—	*
Brian Kahn and Lauren Kahn, as tenants by the entirety(6)	2,173,590.00	6.18%	2,172,217.00	1,373.00	*
B. Riley FBR, Inc.(7)	3,520,991.00	10.02%	1,340,263.00	475,375.00	1.35%
Kayne FRG Holdings, L.P.(8)	1,250,000.00	3.56%	1,250,000.00	—	*
Brian DeGustino Revocable Trust(9)	1,129,328.31	3.21%	1,129,328.31	—	*
David O’Neil(11)	898,130.31	2.56%	898,130.31	—	*
Jeffrey D. Miller(12)	898,130.31	2.56%	898,130.31	—	*
American First Finance, Inc.(13)	529,411.58	1.51%	529,411.58	—	*
Martin Meyer and Fengfeng Ren(14)	336,798.69	*	336,798.69	—	*
Simkins Buddy’s LLC(15)	304,751.00	*	304,751.00	—	*
Nantahala Capital Partners, SI LP(15)	908,233.00	2.58%	279,458.00	628,775.00	1.79%
180 Degree Capital Corp.(17)	264,706.00	*	264,706.00	—	*
The Estate of Paul T. Stoffel(18)	243,801.00	*	243,801.00	—	*
William Herbert Hunt Trust(19)	229,999.92	*	229,999.92	—	*
Nantahala Capital Partners II Limited Partnership(16)	351,704.00	1.00%	191,799.00	159,905.00	*
BRC Partners Opportunity Fund, LP(20)	651,471.00	1.85%	176,471.00	475,000.00	1.35%
Acrewood 2012, LP(21)	169,715.94	*	169,715.94	—	*
Mike Piper(22)	213,505.37	*	163,149.37	50,356.00	*
Great American Life Insurance Company(23)	153,156.51	*	153,156.51	—	*
Great American Insurance Company(23)	153,156.51	*	153,156.51	—	*
NCP QR LP(16)	147,927.00	*	147,927.00	—	*
SLPR, LLP(24)	121,900.00	*	121,900.00	—	*
Tristan Partners, L.P.(25)	121,309.00	*	121,309.00	—	*
Prelude Opportunity Fund, LP(26)	120,962.00	*	120,962.00	—	*
Drop Bear LLC(27)	117,646.51	*	117,646.51	—	*
John B. Berding(28)	172,022.51	*	111,649.51	—	*
Punch Micro Cap Partners, LLC(29)	100,000.00	*	100,000.00	—	*
Ohsang Kwon(30)	99,999.96	*	99,999.96	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
David S. Hunt(31)	99,999.96	*	99,999.96	—	*
Blackwell Partners LLC — Series A(16)	282,191.00	*	92,287.00	189,904.00	*
Tonga Partners, L.P.(32)	88,807.00	*	88,807.00	—	*
Polar Multi-Strategy Master Fund(33)	88,236.00	*	88,236.00	—	*
Matthew Avril(34)	107,748.00	*	75,469.00	1,804.00	*
John B. Berding Irrevocable Family Trust(35)	75,469.00	*	75,469.00	—	*
Rangeley Capital Partners, L.P.(36)	148,735.00	*	62,863.00	85,872.00	*
Denman Street LLC(37)	60,373.00	*	60,373.00	—	*
Credentia Partners Funds I, LP(38)	60,000.00	*	60,000.00	—	*
AFOB FIP MS, LLC(39)	58,828.00	*	58,828.00	—	*
Special Opportunities Fund, Inc.(40)	58,824.00	*	58,824.00	—	*
Bryant & Carleen Riley JTWROS(41)	4,777,210.00	13.59%	58,824.00	3,201,652.00	9.11%
Robert Antin Children Irrevocable Trust(42)	58,824.00	*	58,824.00	—	*
Ardsley Partners Renewable Energy Fund(43)	58,823.98	*	58,823.98	—	*
Manatuck Hill Scout Fund, LP(44)	55,000.00	*	55,000.00		*
Acrewood 2014, LP(45)	52,528.13	*	52,528.13	—	*
Tristan Offshore Fund, Ltd.(46)	52,204.00	*	52,204.00	—	*
William M. Laurence(47)	51,665.00	*	51,665.00	—	*
Weintraub Capital Management, L.P.(48)	50,000.00	*	50,000.00	—	*
Hunt Technology Ventures, L.P.(49)	49,999.98	*	49,999.98	—	*
Kingdom Investments, Limited(50)	49,999.98	*	49,999.98	—	*
Placid Ventures, LP(51)	49,999.98	*	49,999.98	—	*
Manatuck Hill Mariner Master Fund, LP(52)	44,300.00	*	44,300.00	—	*
Rangeley Capital Partners II, L.P.(36)	102,774.00	*	43,619.00	59,155.00	*
L. Kevin Dann(53)	42,665.00	*	42,665.00	—	*
Patrick Sullivan(54)	42,665.00	*	42,665.00	—	*
Lydia Hunt Allred(55)	39,999.98	*	39,999.98	—	*
Glynn Venture Group, LLC(56)	36,570.00	*	36,570.00	—	*
Karen K. Moraitis IRA(57)	35,497.46	*	35,497.46	—	*
Matthew E. and Kathleen B. Avril(58)	107,748.00	*	30,475.00	1,804	*
Raymond Gellein(59)	30,475.00	*	30,475.00	—	*
Saker Partners LP(60)	30,000.00	*	30,000.00	—	*
Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt(61)	29,999.99	*	29,999.99	—	*
David E Abell(62)	29,411.76	*	29,411.76	—	*
Silver Creek CS SAV, L.L.C.(16)	90,121.00	*	28,950.00	61,171.00	*
Kelleher Family Trust(63)	25,000.00	*	25,000.00	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Lydia Hunt — Herbert Trusts — Bruce William Hunt(64)	25,000.00	*	25,000.00	—	*
MACABA, LLC(65)	25,000.00	*	25,000.00	—	*
Lery Development Corp.(66)	24,380.00	*	24,380.00	—	*
Steven B. Malkenson(67)	24,380.00	*	24,380.00	—	*
Jon D and Linda W Gruber Trust(68)	23,529.00	*	23,529.00	—	*
William Powell(69)	23,500.00	*	23,500.00	—	*
Rangeley Capital Partners Special Opportunities Fund, L.P. (36)	50,032.00	*	21,811.00	28,221.00	*
Manatuck Hill Navigator Master Fund, LP(70)	18,400.00	*	18,400.00	—	*
Robert D’Agostino(71)	17,647.00	*	17,647.00	—	*
Allred 2002 Trust — HHA(72)	17,499.99	*	17,499.99	—	*
Allred 2002 Trust — NLA(72)	17,499.99	*	17,499.99	—	*
Cuttyhunk Master Portfolio(73)	16,719.00	*	16,719.00	—	*
Jeffrey H. Cutshall(74)	14,705.88	*	14,705.88	—	*
Richard J. Reisman(75)	14,705.88	*	14,705.88	—	*
Adam Silverman(76)	14,699.99	*	14,699.99	—	*
Kenneth Silverman(77)	14,628.00	*	14,628.00	—	*
Nantahala Capital Partners Limited Partnership(16)	130,071.00	*	14,262.00	115,809.00	*
Ben R. Strickland(78)	12,000.00	*	12,000.00	—	*
James D. Blue(79)	11,764.70	*	11,764.70	—	*
Daniel Shribman(80)	11,471.00	*	11,471.00	—	*
Eric Seeton(81)	11,320.00	*	11,320.00	—	*
Andrew Moore(82)	10,000.00	*	10,000.00	—	*
Andrew F. Kaminsky(83)	10,000.00	*	10,000.00	—	*
Herbert Hunt Allred(84)	10,000.00	*	10,000.00	—	*
Taylor F. Hunt(85)	10,000.00	*	10,000.00	—	*
Davin P. Hunt(86)	10,000.00	*	10,000.00	—	*
Bryant Riley C/F Abigail Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Charlie Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Eloise Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Susan Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Joseph Robert Nardini(88)	8,823.53	*	8,823.53	—	*
Bradley Michael Silver(89)	8,823.53	*	8,823.53	—	*
Derek Schoettle(90)	7,547.00	*	7,547.00	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Daniel Meitner Ondeck(91)	6,764.70	*	6,764.70	—	*
Jonathan Michael Mitchell(92)	6,000.00	*	6,000.00	—	*
Jimmy Baker(93)	6,000.00	*	6,000.00	—	*
Patrice McNicoll(94)	6,000.00	*	6,000.00	—	*
Maurice Robert Poplausky(95)	5,882.00	*	5,882.00	—	*
Eric Rajewski(96)	2,941.00	*	2,941.00	—	*
Kevin S. Lee(97)	2,941.00	*	2,941.00	—	*
Lauren Susanne Pollard(98)	2,000.00	*	2,000.00	—	*
Joseph A. Haverkamp(99)	1,887.00	*	1,887.00	—	*
Joel David Cady(100)	1,000.00	*	1,000.00	—	*
Amy R. Redin(101)	1,000.00	*	1,000.00	—	*
Karl James Finley(102)	1,000.00	*	1,000.00	—	*
John Christopher Batten(103)	1,000.00	*	1,000.00	—	*
Ethan Brian MacManus(104)	588.00	*	588.00	—	*

*
Less than 1%.

(1)
This column assumes all shares of common stock held by the Selling Stockholders included in this prospectus are offered and sold in a future offering.

(2)
FCF GP LLC (“FCF”) is general partner of Stefac LP. Vintage Capital Management, LLC is the investment manager and member of FCF. Kahn Capital, as a member and the majority owner of Vintage, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Stefac LP, and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Stefac LP, and may be deemed to be the indirect beneficial owner of such shares. The address for Stefac LP is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(3)
Samjor Inc. is the general partner of Samjor Family LP. Brian Kahn, as the President of Samjor Inc., may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Samjor Family LP and may be deemed to be the indirect beneficial owner of such securities. The address for Samjor Family LP is c/o Brian R. Kahn 9935 Lake Louise Drive, Windermere, Florida 34786.

(4)
Vintage Vista GP, LLC (“Vintage Vista”) is general partner of Tributum, L.P. Vintage Capital Management, LLC is the investment manager and member of Vintage Vista. Kahn Capital Management, LLC (“Kahn Capital”), as a member and the majority owner of Vintage Capital Management, LLC, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. The address for Tributum, L.P. is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(5)
Vintage Capital Management, LLC is the general partner of Vintage Tributum, L.P. Kahn Capital, as a member and the majority owner of Vintage Capital Management, LLC, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Vintage Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Vintage Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. The address for Vintage Tributum, L.P. is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.
(6)
150,000 of the shares registered in the name of Brian Kahn and Lauren Kahn, as tenants by the entirety, pursuant to the registration statement of which this prospectus forms a part were acquired by Brian Kahn and Lauren Kahn, as tenants by the entirety, pursuant to a share purchase agreement with Dialectic Antithesis Partners, LP, and we agreed to provide certain registration rights applicable to such shares. The address for Brian Kahn and Lauren Kahn, as tenants by the entirety, is 9935 Lake Louise Drive, Windermere, Florida 34786.

(7)
B. Riley FBR, Inc. is a broker-dealer. The securities identified in the table above for B. Riley FBR, Inc. were acquired in the ordinary course of business and at the time of acquisition, neither B. Riley FBR, Inc. nor any of its affiliates had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for B. Riley FBR, Inc. is 111000 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(8)
Kayne FRG Holdings, L.P. is a limited partnership of which KAFRG Investors GP, LLC is the general partner. KAFRG Investors GP, LLC is managed by its managing member, Kayne Anderson Capital, L.P. Jon Levinson is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Kayne FRG Holdings, L.P. Kayne FRG Holdings, L.P. may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Kayne FRG Holdings, L.P. were acquired in the ordinary course of business and at the time of acquisition, Kayne FRG Holdings, L.P. had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Kayne FRG Holdings, L.P. is 1800 Avenue of the Stars, 3rd Floor, Los Angeles, California 90067.

(9)
As trustee of the Brian DeGustino Revocable Trust, Brian DeGustino has voting and dispositive power over such securities. The Brian DeGustino Revocable Trust may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Brian DeGustino Revocable Trust were acquired in the ordinary course of business and at the time of acquisition, the Brian DeGustino Revocable Trust had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Brian DeGustino Revocable Trust is 32 Wedgewood Drive, Hawthorn Woods, Illinois 60047.

(11)
David O’Neil may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. O’Neil were acquired in the ordinary course of business and at the time of acquisition, Mr. O’Neil had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. O’Neil is 350 N. Orleans Street, Suite 2N, Chicago, Illinois 60654.

(12)
Jeffrey D. Miller may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Miller were acquired in the ordinary course of business and at the time of acquisition, Mr. Miller had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Miller is 240 Maplewood Road, Riverside, Illinois 60546.

(13)
Doug Rippel is the Chief Executive Officer of American First Finance, Inc., and, as such, is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by American First Finance, Inc. The address for American First Finance, Inc. is 3515 N. Ridge Road, Wichita, Kansas 67205.

(14)
Each of Martin Meyer and Fengfeng Ren may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Martin Meyer and Fengfeng Ren were acquired in the ordinary course of business and at the time of acquisition, none of Martin Meyer and Fengfeng Ren had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Martin Meyer and Fengfeng Ren is P.O. Box 553, Tabernash, Colorado, 80478.

(15)
Simkins Buddy’s LLC is a limited liability company that is managed by its manager, David Simkins, who is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Simkins Buddy’s LLC. The address for Simkins Buddy’s LLC is 301 West 41 Street, #406, Miami Beach, Florida 33140.

(16)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities, and is a beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these selling stockholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the securities held by such selling stockholders.

(17)
180 Degree Capital Corp. may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for 180 Degree Capital Corp. were acquired in the ordinary course of business and at the time of acquisition, 180 Degree Capital Corp. had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042.

(18)
As executor of the Estate of Paul T. Stoffel, Ronald G. Steinhart has voting and dispositive power over such securities. The address for the Estate of Paul T. Stoffel is 25 Robledo Drive, Dallas, Texas 75230.

(19)
As trustee of the William Herbert Hunt Trust, Gage A. Prichard, Sr. has voting and dispositive power over such securities. The address for the William Herbert Hunt Trust is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(20)
BRC Partners Opportunity Fund, LP is a limited partnership of which BRC Partners Management GP, LLC is the general partner. Bryant Riley is the managing member of BRC Partners Management GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by BRC Partners Opportunity Fund, LP. Nicholas Capuano is also a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by BRC Partners Opportunity Fund, LP. BRC Partners Opportunity Fund, LP may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for BRC Partners Opportunity Fund, LP were acquired in the ordinary course of business and at the time of acquisition, BRC Partners Opportunity Fund, LP had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for BRC Partners Opportunity Fund, LP is 11100 Santa Monica Blvd. Suite 800, Los Angeles, California 90025.

(21)
Acrewood 2012, LP is a limited partnership of which Acrewood Investment Management, LP is the general partner. Acrewood Investment Management, LP is a limited partnership of which Acrewood GP, LLC is the general partner. Stephen Chang is the managing member of Acrewood GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Acrewood 2012, LP. The address for Acrewood 2012, LP is 40 Morris Avenue, Suite 230, Bryn Mawr, Pennsylvania 19010.

(22)
The address for Michael Piper is 105 42nd Street, Virginia Beach, Virginia 23451.

(23)
Each of Great American Life Insurance Company and Great American Insurance Company may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Great American Life Insurance Company and Great American Insurance Company were acquired in the ordinary course of business and at the time of acquisition, none of Great American Life Insurance Company and Great American Insurance Company had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for each of Great American Life Insurance Company and Great American Insurance Company is 301 E. Fourth Street, Cincinnati, Ohio 45202.

(24)
SLRP LLP is a limited liability partnership of which SLP Holding Company, LLC is the general partner. Wanda L. Brown and C. David Brown II, as tenants by the entirety, are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by SLPR, LLP. The address for SLPR, LLP is 390 N. Orange Avenue, Suite 1400, Orlando, Florida 32801.
(25)
Tristan Partners, L.P. is a limited partnership of which Cannell Capital LLC is the general partner. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tristan Partners, L.P. The address for Tristan Partners, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(26)
Prelude Opportunity Fund, L.P. is a limited partnership of which Prelude Capital Partner LLC is the general partner. Gavin Saitowitz and Cisco J. del Valle are the managing members of Prelude Capital Partner LLC, and, as such are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Prelude Opportunity Fund, L.P. The address for Prelude Opportunity Fund, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(27)
Drop Bear LLC is a limited liability company that is managed by its majority unitholder Black Maple Capital Partners LP, which is managed by its investment manager, Black Maple Capital Management LP. Robert Barnard is the Chief Executive Officer of Black Maple Capital Management LP, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Drop Bear LLC. The address for Drop Bear LLC is 735 N. Water Street Suite 790 Milwaukee, Wisconsin 53202.

(28)
The address for John B. Berding is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.

(29)
Punch Micro Cap Partners, LLC is a limited liability company managed by Punch & Associates Investment Management, Inc. The address for Punch Micro Cap Partners, LLC is 7701 France Avenue South, Suite 300 Edina, Minnesota 55435.

(30)
The address for Ohsang Kwon is 38 Warren Street, Apt 5C, New York, New York 10007.

(31)
The address for David S. Hunt is 2101 Cedar Spring Road, Suite 600, Dallas, Texas 75201.

(32)
Tonga Partners, L.P. is a limited partnership of which Cannell Capital LLC is the general partner. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tonga Partners, L.P. The address for Tonga Partners, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(33)
Polar Multi-Strategy Master Fund is managed by its investment adviser, Polar Asset Management Partners Inc. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners, Inc., and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Polar Multi-Strategy Master Fund. The address for Polar Multi-Strategy Master Fund is c/o Polar Asset Management Partners Inc., 401 Bay Street Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4.

(34)
The address for Matthew Avril is 216 Ocean Way, Vero Beach, Florida 32963.

(35)
As trustee of the John B. Berding Irrevocable Family Trust, Susan M. Berding has voting and dispositive power over such securities. The address for John B. Berding Irrevocable Family Trust is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.

(36)
Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, LP and Rangeley Capital Partners II, LP are limited partnerships of which Rangeley Capital GP, LLC is the general partner and Rangeley Capital, LLC is the investment manager. Christopher DeMuth, Jr. is the managing partner of Rangeley Capital GP, LLC and the managing member of Rangeley Capital, LLC, and as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, LP and Rangeley Capital Partners II, LP. The address for each of Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, L.P. and Rangeley Capital Partners II, L.P. is 3 Forest Street, New Canaan, Connecticut 06840.

(37)
John B. Berding is the Manager of Denman Street, LLC and, as such, is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Denman Street, LLC. The address for Denman Street, LLC is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.
(38)
Credentia Partners Fund I, LP is a limited partnership of which Credentia Group LLC is the general partner. Michael Bamburg is a member of Credentia Group LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Credentia Partners Fund I, LP. The address for Credentia Partners Fund I, LP is 17005 Max Ct, Village of Loch Lloyd, Missouri 64012.

(39)
AFOB FIB MS, LLC is a limited liability company managed by AFO Blackberry, LLC. The following members of AFO Blackberry, LLC are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by AFOB FIB MS, LLC: Elizabeth Asher, Fred Goldman, Andrew Russell and John Rijo. The address for AFOB FIB MS, LLC is 111 W. Jackson Blvd, Suite 20000, Chicago, Illinois 60604.

(40)
Bulldog Investors, LLC is the investment adviser of Special Opportunities Fund, Inc., a closed-end investment company. Andrew Dakos and Phillip Goldstein, members of Bulldog Investors, LLC are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Special Opportunities Fund, Inc. The address for Special Opportunities Fund, Inc. is c/o Bulldog Investors, LLC, Park 80 West — Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, New Jersey 07663.

(41)
Each of Bryant and Carleen Riley may be deemed to be an affiliate of a broker-dealer, but is not himself or herself a broker-dealer. The securities identified in the table above for Bryant and Carleen Riley were acquired in the ordinary course of business and at the time of acquisition, none of Bryant and Carleen Riley had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address of Bryant and Carleen Riley JTWROS is 826 Greentree Road, Pacific Palisades, California 90272.

(42)
As trustee of the Robert Antin Children Irrevocable Trust Dtd 1/1/2001, Bryant Riley has voting and dispositive power over such securities. The Robert Antin Children Irrevocable Trust Dtd 1/1/2001 may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Robert Antin Children Irrevocable Trust Dtd 1/1/2001 were acquired in the ordinary course of business and at the time of acquisition, the Robert Antin Children Irrevocable Trust Dtd 1/1/2001 had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Robert Antin Children Irrevocable Trust Dtd 1/1/ 2001 is 11100 Santa Monica Blvd. Suite 800, Los Angeles, California 90025.

(43)
Ardsley Partners Renewable Energy Fund, L.P. is a limited partnership of which Ardsley Advisory Partners LP is the general partner. Spencer Hempleman is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Ardsley Partners Renewable Energy Fund, L.P. The address for Ardsley Partners Renewable Energy Fund, L.P. is 262 Harbor Drive, Stamford, Connecticut 06902.

(44)
Manatuck Hill Scout Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Scout Fund, LP. The address for Manatuck Hill Scout Fund, LP is 1465 Post Road East Westport, Connecticut 06880.

(45)
Acrewood 2014, LP is a limited partnership of which Acrewood Investment Management, LP is the general partner. Acrewood Investment Management, LP is a limited partnership of which Acrewood GP, LLC is the general partner. Stephen Chang is the managing member of Acrewood GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Acrewood 2014, LP. The address for Acrewood 2014, LP is 40 Morris Avenue, Suite 230, Bryn Mawr, Pennsylvania 19010.

(46)
Tristan Offshore Fund, Ltd. is a Cayman Islands Exempted Company managed by Cannell Capital LLC. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tristan Offshore Fund, Ltd. The address for Tristan Offshore Fund, Ltd. is P.O. Box 897, Windward1, Regatta Office Park, Grand Cayman KY1‑ 1103, Cayman Islands.
(47)
The address for William M. Laurence is 11 Southfield Court, Needham, Massachusetts 02492.

(48)
Jerald M. Weintraub is the President of Weintraub Capital Management LLC, the general partner of Weintraub Capital Management, L.P., and in such capacity holds voting and dispositive power over the securities identified in the table above as owned by Weintraub Capital Management, L.P. The address for Weintraub Capital Management, L.P. is 3527 Mt. Diablo Boulevard #322, Lafayette, California 94549.

(49)
Hunt Technology Ventures, L.P. is a limited partnership of which D.S. Hunt Corporation is the general partner. David S. Hunt is the President of D.S. Hunt Corporation, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Hunt Technology Ventures, L.P. The address for Hunt Technology Ventures, L.P. is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(50)
Kingdom Investments, Limited is a limited partnership of which the William Herbert Hunt Trust Estate is the general partner. Gage A. Prichard, Sr. is trustee of the William Herbert Hunt Trust Estate, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Kingdom Investments, Limited. The address for Kingdom Investments, Limited is 2101 Cedar Springs Road. Suite 600, Dallas, Texas 75201.

(51)
Placid Ventures, L.P. is a limited partnership of which Propel Corporation is the general partner. David S. Hunt is the President of Propel Corporation, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Placid Ventures, L.P. The address for Placid Ventures, L.P. is 2101 Cedar Springs Road. Suite 600, Dallas, Texas 75201.

(52)
Manatuck Hill Mariner Master Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Mariner Master Fund, LP. The address for Manatuck Hill Mariner Master Fund, LP is 1465 Post Road East, Westport, Connecticut 06880.

(53)
The address for L. Kevin Dann is 10 Rapids Lane, Greenwich, Connecticut 06831.

(54)
The address for Patrick Sullivan is 1438 W. Chesnut Street Apt. 3F, Chicago, Illinois 60642.

(55)
The address for Lydia Hunt Allred is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(56)
Glynn Venture Group LLC is a limited liability company that is managed by its manager, Neil G. Glynn, who is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Glynn Venture Group LLC. The address for Glynn Venture Group LLC is 83 Central Street, Boston, Massachusetts 02109.

(57)
The address for Karen K. Moraitis IRA is 631 Middle River Drive, Fort Lauderdale, Florida 33304.

(58)
The address for Matthew E. and Kathleen B. Avril is 216 Ocean Way, Vero Beach, Florida 32963.

(59)
The address for Raymond Lange Gellein Jr. is 642 N. Interlachen Avenue, Winter Park, Florida 32789.

(60)
Saker Partners LP is a limited partnership of which Saker Management LP is the general partner. The general partner of Saker Management LP is AMG Capital LLC and Andrew Greenberg is the managing member of AMG Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Saker Partners LP. The address for Saker Partners LP is 444 N. Wells Street, Suite 504, Chicago, Illinois 60654.

(61)
As trustee of Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt, Walter P. Roach has voting and dispositive power over such securities. The address for Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(62)
The address for David Abell is 900 S. U.S. Hwy 1, Suite 204, Jupiter, Florida 33477.

(63)
As trustee of the Kelleher Family Trust, Thomas J. Kelleher and his wife, Mary Meighan Kelleher, have voting and dispositive power over such securities. The Kelleher Family Trust may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Kelleher Family Trust were acquired in the ordinary course of business and at the time of acquisition, the Kelleher Family Trust had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Kelleher Family Trust is 29646 Ridgeway Drive, Agoura Hills, California 91301.

(64)
The address for Lydia Hunt — Herbert Trusts — Bruce William Hunt is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201. As trustee of Lydia Hunt — Herbert Trusts — Bruce William Hunt, Walter P. Roach has voting and dispositive power over such securities.

(65)
Carter Hunt is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by MACABA, LLC. The address for MACABA, LLC is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(66)
Leed Silverfield, Rebecca Silverfield and Ryan Silverfield are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Lery Development Corp. The address for Lery Development Corp. is 10175 Fortune Parkway, Suite 1005, Jacksonville, Florida 32256.

(67)
The address for Steven B. Malkenson is 70 Perry Street, Apt. #4, New York, New York 10014.

(68)
As trustee of the Jon D. and Linda W, Gruber Trust, Jon D. Gruber has voting and dispositive power over such securities. The address for the Jon D. and Linda W. Gruber Trust is 300 Tamal Plaza, Suite 280, Corte Madera, California 94925.

(69)
William Powell has been the Chief Executive Officer of American Freight from February 2020 to present. Mr. Powell was formerly the Chief Executive Officer of Sears Outlet from October 2019 through February 2020. The address for Mr. Powell is 226 Plymouth Drive, Bay Village, Ohio 44140.

(70)
Manatuck Hill Navigator Master Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Navigator Master Fund, LP. The address for Manatuck Hill Navigator Master Fund, LP is 1465 Post Road East, Westport, Connecticut 06880.

(71)
Robert D’Agostino is a member of the board of directors of B. Riley Financial, Inc. The address for Mr. D’Agostino is 6279 Pidcock Creek Road, New Hope, Pennsylvania 18938.

(72)
As trustee of the Allred 2002 Trust — HHA and the Allred 2002 Trust — NLA, Brittny Allred has voting and dispositive power over such securities. The address for the Allred 2002 Trust — HHA and the Allred 2002 Trust — NLA is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(73)
Cuttyhunk Master Portfolio is a sub trust of a Cayman Islands Umbrella Trust, the Optima Umbrella Trust, which is managed by Optima Managers GP-MM LLC. J. Carol Cannell is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Cuttyhunk Master Portfolio. The address for Cuttyhunk Master Portfolio is P.O. Box 309, Ugland House, George Town, Grand Cayman, KY1-1104.

(74)
The address for Jeffrey H. Cutshall is 3921 Windsor Avenue, Dallas, Texas 75205.

(75)
The address for Richard J. Reisman is 1717 Boulder Street, Denver, Colorado 80211.

(76)
The address for Adam Silverman is 5 Paragon Drive, Montvale, New Jersey 07645.

(77)
The address for Kenneth Silverman is 160 Jeremy Hill Road, Pelham, New Hampshire 03076.

(78)
The address for Ben R. Strickland is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(79)
The address for James D. Blue is 159 Farm Lane, Westwood, Massachusetts 02090.

(80)
Daniel Shribman may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Shribman were acquired in the ordinary course of business and at the time of acquisition, Mr. Shribman had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Shribman is 270 Taconic Road, Greenwich Connecticut 06831.

(81)
The address for Eric Seeton is 325 Prospect Street, Shrewsbury, Massachusetts 01545.

(82)
Andrew Moore is the Chief Executive Officer of B. Riley FBR, Inc. Mr. Moore may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Moore were acquired in the ordinary course of business and at the time of acquisition, Mr. Moore had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Moore is 521 24th Street, Manhattan Beach, California 90266.

(83)
The address for Andrew F. Kaminsky is c/o Franchise Group, Inc., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

(84)
The address for Herbert Hunt Allred is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(85)
The address for Taylor F. Hunt is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(86)
The address for Davin P. Hunt is 2101 Cedar Spring Road, Suite 600, Dallas, Texas 75201.

(87)
Bryant Riley is the custodian of Bryant Riley C/F Abigail Riley UTMA CA, Bryant Riley C/F Charlie Riley UTMA CA, Bryant Riley C/F Eloise Riley UTMA CA and Bryant Riley C/F Susan Riley UTMA CA is 826 Greentree Road Pacific Palisades, CA 90272 (collectively, the “Riley Trusts”). The Riley Trusts may be deemed to be affiliates of broker-dealers, but are not themselves broker-dealers. The securities identified in the table above for the Riley Trusts were acquired in the ordinary course of business and at the time of acquisition, none of the Riley Trusts had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Riley Trusts is 826 Greentree Road Pacific Palisades, California 90272.

(88)
Joseph Robert Nardini is an employee of B. Riley FBR, Inc. Mr. Nardini may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Nardini were acquired in the ordinary course of business and at the time of acquisition, Mr. Nardini had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Nardini is 1545 22nd Street N, Arlington, Virginia 22209.

(89)
The address for Bradley Michael Silver is 1827 Corcoran Street NW, Apt. A, Washington, District of Columbia 20009.

(90)
The address for Derek Schoettle is 27 Forest Street, Milton, Massachusetts 02186.

(91)
Daniel Meitner Ondeck is an employee of B. Riley FBR, Inc. Mr. Ondeck may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Ondeck were acquired in the ordinary course of business and at the time of acquisition, Mr. Ondeck had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Ondeck is 13301 Beall Creek Court, Potomac, Maryland 20854.

(92)
Jonathan Michael Mitchell is an employee of B. Riley FBR, Inc. Mr. Mitchell may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Mitchell were acquired in the ordinary course of business and at the time of acquisition, Mr. Mitchell had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Mitchell is 633 Saint Johns Place, Brooklyn, New York 11226.

(93)
Jimmy Baker is an employee of B. Riley FBR, Inc. Mr. Baker may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Baker were acquired in the ordinary course of business and at the time of acquisition, Mr. Baker had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Baker is 5608 33rd Street N, Arlington, Virginia 22207.

(94)
Patrice McNicoll is an employee of B. Riley FBR, Inc. Mr. McNicoll may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. McNicoll were acquired in the ordinary course of business and at the time of acquisition, Mr. McNicoll had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. McNicoll is 215 West 78th 9A, New York, New York 10024.

(95)
The address for Maurice Robert Poplausky is 61 Country Ridge Drive, Rye Brook, New York 10573.

(96)
Eric Rajewski is an employee of B. Riley FBR, Inc. Mr. Rajewski may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for

Mr. Rajewski were acquired in the ordinary course of business and at the time of acquisition, Mr. Rajewski had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Rajewski is 62 Rancheria Road, Kentfield, California 94904.
(97)
The address for Kevin S. Lee is 15 Shepherd Lane, Roslyn Heights, New York 11577.

(98)
Lauren Susanne Pollard is Chief Merchandising Officer of American Freight. The address for Ms. Pollard is 6366 Township Road 49, Mansfield, Ohio 44904.

(99)
The address for Joseph A. Haverkamp is 301 E. Fourth Street, Cincinnati, Ohio 45202.

(100)
Joel David Cady is the Vice President of Sales Training and Development of American Freight. The address for Mr. Cady is 254 Miller Road, Getzville, New York 14068.

(101)
Amy R. Redin is the Vice President, Merchandise Planning & Allocation of American Freight. The address for Ms. Redin is1889 Rocklake Court, Lewis Center, Ohio 43035.

(102)
The address for Karl James Finley is 1039 Caballo Trail, Gallatin, Tennessee 37066.

(103)
John Christopher Batten is the Chief Marketing Officer of American Freight. The address for Mr. Batten is 7815 Soft Rush Drive, Westerville, Ohio 43082.

(104)
Ethan MacManus is Vice President of Sales of American Freight. The address for Mr. MacManus is 940 Oxford Street, Hamilton, Ohio 45013.

Material Relationships with the Selling Stockholders
Buddy’s Acquisition
On July 10, 2019, we completed the Buddy’s Acquisition. At the completion of the Buddy’s Acquisition, each common unit of Buddy’s outstanding immediately prior to the Buddy’s Acquisition was exchanged for 0.091863 shares of Voting Non-Economic Preferred Stock and 0.459315 New Holdco Units. Each of the New Holdco Units held by the Buddy’s Members was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, redeemable in exchange by the Buddy’s Members for shares of the our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
Subscription Agreements
Concurrently with the completion of the Buddy’s Acquisition, we entered into a subscription agreement (the “Tributum Closing Subscription Agreement”) with Tributum, L.P.. Pursuant to the Tributum Closing Subscription Agreement, concurrently with the completion of the Buddy’s Acquisition, we sold Tributum, L.P. approximately 2,083,333 shares of our common stock at a purchase price of $12.00 per share, or $25 million in the aggregate. In addition, concurrently with the completion of the Buddy’s Acquisition, we entered into another subscription agreement with Tributum, L.P. (the “Tributum Post-Closing Subscription Agreement” and, together with the Tributum Closing Subscription Agreement, the “Tributum Subscription Agreements”) pursuant to which Tributum, L.P. committed to purchase from us additional shares of our common stock at a purchase price of $12.00 per share to the extent such funds were required to fund the tender offer by us of our shares of common stock (the “Tender Offer”). The Tender Offer expired at 5:00 P.M., Eastern Time, on November 13, 2019, and the funds under the Tributum Post-Closing Subscription Agreement were not required to finance the Tender Offer.
Buddy’s Asset Acquisition
On September 30, 2019, New Holdco entered into an asset purchase agreement (the “Buddy’s Asset Purchase Agreement”) with Guzman RTO LLC, a Delaware limited liability company (“Guzman”), RNB RTO LLC, a Delaware limited liability company (“RNB”), and RNBJ RTO LLC, a Delaware limited liability company (“RNBJ” and, collectively with Guzman and RNB, the “Buddy’s Sellers”), each of which is a franchisee of Buddy’s, pursuant to which New Holdco acquired 21 Buddy’s Home Furnishings stores from the Sellers (the “Buddy’s Asset Acquisition”). The Buddy’s Asset Acquisition was completed on September 30, 2019. In connection with the Buddy’s Asset Acquisition, the Buddy’s Sellers became entitled to receive, in the aggregate, 1,350,000 New Holdco Units and 270,000 shares of Voting Non-Economic Preferred Stock, which were issued at the direction of the Buddy’s Sellers to Vintage RTO, L.P., Samjor Family LP and the Brian DeGustino Revocable Trust (collectively, the “Buddy’s Seller Owners”), which are direct or indirect equity holders of the Buddy’s Sellers and are also Buddy’s Members. Each of such New Holdco Units was, together with one-fifth of a share of Voting Non-Economic Preferred Stock, redeemable in exchange by the Buddy’s Seller Owners for one share of our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
Redemption of Voting Non-Economic Preferred Stock and New Holdco Units
As noted above, in connection with the Buddy’s Acquisition and the Buddy’s Asset Acquisition, the Buddy’s Members and the Buddy’s Seller Owners were issued shares of Voting Non-Economic Preferred Stock and New Holdco Units. Each of such New Holdco Units was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members and the Buddy’s Seller Owners, redeemable in exchange for one share of our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Certificate of Designation
The Certificate of Designation originally designated 1,616,667 shares of Voting Non-Economic Preferred Stock, substantially all of which were issued to the Buddy’s Members as consideration in the Buddy’s Acquisition and the remainder of which were issued as consideration in the Buddy’s Asset Acquisition.
The Voting Non-Economic Preferred Stock has no economic rights other than to receive $0.01 per share upon the liquidation, dissolution or winding up of the Company prior to any distribution of assets to holders of our common stock or any other class of our capital stock ranking junior to the Voting Non-Economic Preferred Stock in connection with such liquidation, dissolution or winding up of the Company.
With respect to all meetings of our stockholders at which the holders of our common stock are entitled to vote and with respect to any written consent sought by us or any other person from the holders of such common stock, the holders of shares of Voting Non-Economic Preferred Stock vote together with the holders of shares of our common stock as a single class, except as otherwise required under non-waivable provisions of applicable law, and the holders of shares of Voting Non-Economic Preferred Stock are entitled to cast five votes per share of Voting Non-Economic Preferred Stock on any such matter.
As noted above, each one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members and the Buddy’s Seller Owners, together with one New Holdco Unit held by the Buddy’s Members and the Buddy’s Seller Owners, was redeemable at the election of the Buddy’s Member or the Buddy’s Seller Owner that was the holder thereof, following an initial six-month lockup period following their issuance, in exchange for one share of our common stock.
Pursuant to the Certificate of Increase, the number of shares of designated as shares of Voting Non-Economic Preferred Stock was increased from 1,616,667 shares to 1,886,667 shares to account for the shares of Voting Non-Economic Preferred Stock issued as consideration in the Buddy’s Asset Acquisition.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).

New Holdco LLC Agreement
New Holdco was formed in connection with the Buddy’s Acquisition and generally serves as a holding company for our operating subsidiaries. We were the sole manager of New Holdco, and the other members of New Holdco generally had no rights with respect to the management of New Holdco.
As described above, each New Holdco Unit held by the Buddy’s Members, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, was redeemable at the election of the Buddy’s Member that is the holder thereof, at any time following an initial six-month lockup period following their issuance, which has expired, in exchange for one share of our common stock.
In connection with the Buddy’s Asset Acquisition, on September 30, 2019, Schedule 1 to the New Holdco LLC Agreement was amended to reflect the issuance of additional New Holdco Units to the Buddy’s Seller Owners.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us). On April 1, 2020, we entered into the Second Amended and Restated Limited Liability Company Agreement of New Holdco to amend and restate the New Holdco LLC Agreement in its entirety to reflect, among other things, that we are the sole member of New Holdco as a result of these redemptions.
Tax Receivable Agreement
In connection with the Buddy’s Acquisition, we and the Buddy’s Members entered into an income tax receivable agreement (the “Tax Receivable Agreement”). Subject to certain exceptions set forth in the Tax Receivable Agreement, the Tax Receivable Agreement generally provides for the payment by us to the Buddy’s Members of 40% of our realized tax benefit resulting from a redemption of New Holdco Units and Voting Non-Economic Preferred Stock in exchange for our common stock. We generally will retain the benefit of the remaining 60% of any such tax benefit.
Vintage Registration Rights Agreement
Concurrently with the completion of the Buddy’s Acquisition, we entered into the Vintage Registration Rights Agreement. The Vintage Registration Rights Agreement provides certain of the Selling Stockholders with certain registration rights applicable to the Vintage Registrable Shares.
Pursuant to the Vintage Registration Rights Agreement, we are required to, as promptly as practicable but in any event no later than January 31, 2020, prepare and file with the SEC a shelf registration statement with respect to the offer and resale of all Vintage Registrable Shares. We must use our reasonable best efforts to, among other things, have such shelf registration statement declared effective under the Securities Act, as promptly as practicable after such filing and maintain the effectiveness of (and availability for use of) such shelf registration statement until such time as there are no Vintage Registrable Shares. Once the shelf registration statement covering the Vintage Registrable Shares is effective, certain Vintage Group Members will have the right to request that we initiate a demand underwritten offering related to Vintage Registrable Shares, subject to certain limitations. Certain Vintage Group Members holding Vintage Registrable Shares, collectively, will have the right to request no more than an aggregate of two such demand underwritten offerings in any 12-month period. Additionally, pursuant to the Vintage Registration Rights Agreement, we granted the registration rights holders piggyback registration rights on the terms and conditions set forth therein.
Voting Agreements
In connection with the Buddy’s Acquisition, we agreed to commence the Tender Offer to purchase any and all of the outstanding shares of our common stock for cash at a price of $12.00 per share, without interest. In connection with the Tender Offer, we entered into voting agreements (the “Voting Agreements”) with (i) Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC, (ii) B. Riley Financial, Inc. and certain of its affiliates and (iii) each of the Buddy’s Members. Pursuant to the terms of the Voting Agreements, each of the parties thereto (other than us) agreed to, among other things, vote all of their shares of our common stock and Voting Non-Economic Preferred Stock in favor of amendments to the Certificate of Incorporation which provided for, among other things: increasing the number of our authorized shares to 200,000,000, designating 180,000,000 shares of which as common stock and 20,000,000 shares of which as our preferred stock (including the Voting Non-Economic Preferred Stock); requiring that all holders of our common stock would receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions; and requiring that certain transactions with persons owning 20% or more of our then outstanding common stock would require (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.
In addition, subject to certain exceptions set forth in the Voting Agreements, Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC agreed not to acquire any additional shares of our capital stock to the extent that any such acquisition would cause Vintage Capital Management, LLC and its affiliates to beneficially own more than 105% of the amount of our capital stock that Vintage Capital Management, LLC and its affiliates hold after the completion of the Tender Offer until the date that Vintage Capital Management, LLC and its affiliates cease to beneficially own at least 15% of our outstanding voting stock. Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC and B. Riley Financial, Inc. and its affiliates also agreed not to tender their shares of common stock in the Tender Offer. On November 13, 2019, we completed the Tender Offer. Each of the Voting Agreements terminated upon the approval by our stockholders of the amendments to the Certificate of Incorporation.
SHOS Acquisition
On October 23, 2019, we completed our acquisition of the Sears Outlet segment and Buddy’s Home Furnishing Stores businesses (the “SHOS Acquisition”) of Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHOS”), pursuant to the terms of the Equity and Asset Purchase Agreement (as amended, the “SHOS Purchase Agreement”), dated as of August 27, 2019, by and among SHOS, Franchise Group Newco S, LLC (“Newco S”) and us, solely for the purposes guaranteeing, among other things, the performance of Newco S’s obligations and the payment of amounts due to SHOS under the SHOS Purchase Agreement up to and including the closing of the SHOS Acquisition (the “SHOS Closing”), in addition to agreeing to fund a certain equity contribution to Newco S in order to consummate the SHOS Acquisition. Our guarantee and agreement under the SHOS Purchase Agreement terminated upon the closing of the SHOS Acquisition. Immediately prior to the SHOS Closing, Stefac LP, a Delaware limited partnership and an affiliate of Vintage Capital Management, LLC (“Stefac”), Brian R. Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc. provided us with an aggregate $40 million of equity financing in order to partially fund the SHOS Acquisition through the purchase of shares of our common stock at $12.00 per share pursuant to certain subscription agreements entered into by each SHOS Investor with us.
Vitamin Shoppe Acquisition and Equity Financing
On December 16, 2019, we and Vitamin Shoppe completed the Vitamin Shoppe Merger. In addition, on December 16, 2019, Tributum, L.P. and certain other investors (collectively, the “Vitamin Shoppe Investors”) provided us with an aggregate of approximately $31.0 million of equity financing in order to partially fund the closing of the Merger (the “Vitamin Shoppe Closing”) and to fund certain costs and expenses related thereto (including the repurchase of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020 following the Vitamin Shoppe Closing), in cash by wire transfer of immediately available funds, through purchases of shares of our common stock at $12.00 per share under the Equity Commitment Letter, and $25.90 per share in connection with a separate private placement of shares of common stock pursuant to certain subscription agreements entered into by each Vitamin Shoppe Investor with us. Further, on December 16, 2019, we and Tributum, L.P. agreed to amend the Equity Commitment Letter (the “Amendment to Equity Commitment Letter”) to provide that any portion of the equity commitment from Tributum, L.P. under the Equity Commitment Letter that is not funded at the Vitamin Shoppe Merger Closing would remain available following the Vitamin Shoppe Merger Closing to fund repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020 (the “Convertible Notes”). Such equity commitment to fund the repurchase of the Convertible Notes would remain available until the earlier to occur of (i) the Fundamental Change Repurchase Date (as defined in the Convertible Notes indenture) and (ii) February 14, 2020.

In connection with funding repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020, on January 3, 2020, we entered into a subscription agreement with Stefac, pursuant to which Stefac purchased from us 2,354,000 shares of our common, at a purchase price of $12.00 per share for an aggregate purchase price of $28,248,000 in cash. The shares of our common stock were purchased pursuant to the Amendment to Equity Commitment Letter.
Subordinated Note
On May 16, 2019, we entered into a subordinated note (the “Subordinated Note”) payable to Vintage Capital Management, LLC. The aggregate principal amount of all loans to be made by Vintage Capital Management, LLC under the Subordinated Note was limited to $10.0 million. We did not make any borrowings under the Subordinated Note, and the Subordinated Note was terminated effective October 2, 2019.
Equity Financing
On February 7, 2020, in connection with our repurchases of the VSI Convertible Notes, the Investors provided us with an aggregate of approximately $65,925,422.32 of equity financing in order for Valor Acquisition, LLC, our subsidiary, to fund the repurchase or redemption of the VSI Convertible Notes and to make interest payments on the VSI Convertible Notes that are not so repurchased or redeemed until their maturity and to also fund our general, working capital and cash needs through purchases of approximately 3,877,964.65 shares of our common stock at $12.00 per share under the Equity Commitment Letter, and $23.00 per share in connection with a separate private placement of shares of our common stock pursuant to Subscription Agreements entered into by each Investor with us (the “Private Placement”). Pursuant to the Equity Commitment Letter, Tributum, L.P. assigned certain of its obligations thereunder to provide a portion of such Equity Financing to the Investors and certain other investors. In connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
B. Riley Financial, Inc. Fee Letter
On February 19, 2020, we entered into a fee letter with B. Riley Financial, Inc. pursuant to which B. Riley Financial, Inc. received an equity fee equal to 6% of the $36.0 million of equity raised by it for us in connection with the Private Placement.
AF Credit Agreement and AF Term Loan
On February 14, 2020, the Lead Borrower, New Holdco and various subsidiaries of New Holdco entered into the AF Credit Agreement with the Term Lenders, the Term Administrative Agent and the Term Collateral Agent. The AF Credit Agreement (as amended on March 13, 2020 and May 1, 2020) provides for a $575.0 million senior secured term loan, which consists of a $375.0 million tranche and $200.0 million tranche, made by the Term Lenders to the Lead Borrower and to certain of its subsidiaries party to the AF Credit Agreement as borrowers.
The Term Collateral Agent is an affiliate of Kayne FRG, a Selling Stockholder named in this prospectus. The Term Administrative Agent is an affiliate of Bryant Riley, a Selling Stockholder named in this prospectus.
ABL Credit Agreement and ABL Term Loan
On February 14, 2020, the Lead Borrower, New Holdco and various subsidiaries of New Holdco entered into the ABL Credit Agreement with the ABL Lenders and the ABL Agent. The ABL Credit Agreement (as amended on March 13, 2020, April 3, 2020 and May 1, 2020) provides for a $100.0 million senior secured asset based term loan, made by the ABL Lenders to the Lead Borrower and to certain of its subsidiaries party to the ABL Credit Agreement as borrowers.
The ABL Agent is an affiliate of Bryant Riley, a Selling Stockholder named in this prospectus.
Kayne Subscription Agreement
In addition, on February 14, 2020, we issued the Kayne Subscription Shares to Kayne FRG pursuant to the Kayne Subscription Agreement, as consideration and payment for services rendered by Kayne FRG or its affiliates to us and our affiliates in connection with the AF Credit Agreement and debt financing transactions contemplated thereby.
Kayne Registration Rights Agreement
In connection with the Kayne Subscription Agreement, on February 14, 2020, we entered into the Kayne Registration Rights Agreement. Pursuant to the Kayne Registration Rights Agreement, we are required to, as promptly as practicable but in any event no later than six months from the date of the Kayne Subscription Agreement, prepare and file with the SEC a shelf registration statement on Form S-1 (or Form S-3 if we are eligible to use Form S-3 at such time) with respect to the offer and resale of all Kayne Registrable Shares, or include such Kayne Registrable Shares in any registration statement that we then have on file with the SEC. We are also required to use our reasonable best efforts to, among other things, have such shelf registration statement declared effective under the Securities Act, as promptly as practicable after such filing and maintain the effectiveness of (and availability for use of) such shelf registration statement until such time as there are no Kayne Registrable Shares. Additionally, pursuant to the Kayne Registration Rights Agreement but subject to the terms of the Kayne Subscription Agreement, we granted Kayne FRG piggyback registration rights on the terms and conditions set forth in the Kayne Registration Rights Agreement.
Backstop ABL Commitment Letter
On May 1, 2020, in connection with our acquisition of American Freight and the ABL Credit Agreement, we entered into an Amended and Restated ABL Commitment Letter with B. Riley Financial, Inc. pursuant to which B. Riley Financial, Inc. agreed to provide, subject to the terms and conditions set forth therein, a backstop commitment for a $100 million asset-based lending facility.
American First Finance, Inc. Referral Agreement
American First Finance, Inc. (“AFF”), a Selling Stockholder named in this prospectus, provides certain consumer finance and leasing products to customers of American Freight (the “AFF Program”). On March 26, 2020, we entered into a Referral Agreement with American First Finance Inc. (the “Referral Agreement”) pursuant to which AFF agreed to pay us certain compensation in exchange for allowing AFF to establish and provide the AFF Program. In addition, pursuant to the Referral Agreement, we issued to AFF 529,411.76 shares of our common stock.
Stock Purchase Agreements
On July 19, 2018, John T. Hewitt, our former Chairman of the Board and Chief Executive Officer, entered into a Stock Purchase Agreement, as subsequently amended, with, Vintage Tributum LP, pursuant to which, among other things, Mr. Hewitt agreed to sell to Vintage Tributum LP all of the shares of our Class A common stock and Class B common stock owned directly and indirectly by him (the “Hewitt Sale”). In connection with the Hewitt Sale, the shares of Class B common stock converted into shares of Class A common stock, and following the Sale, no shares of our Class B common stock remained outstanding. In connection with the Hewitt Sale, Vintage Tributum LP also entered into an agreement to purchase shares from additional holders of our securities, including the holder of our exchangeable shares and special voting preferred stock. In connection with the additional purchases, we redeemed the special voting preferred stock, leaving our Class A common stock as the only class of its securities outstanding following the Hewitt Sale. The Hewitt Sale was completed on August 3, 2018.
On August 3, 2018, in connection with the Hewitt Sale, Mr. Hewitt agreed to tender his resignation to our board of directors and agreed to cause several members of our board of directors previously elected to the board of directors by Mr. Hewitt to tender their resignations to the board of directors, in each case, effective upon the closing of the Hewitt Sale. Following the Hewitt Sale, we decreased the size of our board of directors to five members with one vacancy. Also in connection with the Hewitt Sale and at the request of Vintage, we agreed that our board of directors would take all necessary action to increase the size of the board of directors to nine directors, resulting in five vacancies. Vintage indicated to us its intent to fill the five vacancies in the near term by the written consent of at least a majority of the outstanding shares of our Class A common stock (the “Vintage Written Consent”) and agreed that at least three of the individuals elected to fill the vacancies would, in Vintage’s reasonable judgment, meet the standards necessary for our board of directors to reasonably determine they are “independent” for purposes of the Nasdaq Listing Rules. Our action to increase the size of the board of directors to nine directors would become effective on the date immediately prior to the effective date of the Vintage Written Consent. On August 9, 2018, we received the Vintage Written Consent executed by stockholders representing a majority of the outstanding shares of our Class A common stock electing Brian R. Kahn, Andrew M. Laurence, Matthew Avril, Bryant R. Riley, and Kenneth M. Young as our directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified.
Executive Officers, Directors and Employment Agreements
Brian R. Kahn
On October 2, 2019, Brian R. Kahn was appointed our President and Chief Executive Officer. Mr. Kahn also currently serves as a member of our board of directors. Mr. Kahn has served as the investment manager of Vintage Capital Management, LLC and its predecessor, Kahn Capital Management, LLC, since 1998.
Eric Seeton
On October 2, 2019, Eric Seeton was appointed our Chief Financial Officer, effective October 28, 2019.
Andrew M. Laurence
On October 2, 2019, Andrew M. Laurence was appointed our Executive Vice President, effective October 2, 2019. Mr. Laurence also currently serves as a member of our board of directors. In addition, he is a partner of Vintage Capital Management, LLC, which he joined in 2010.
Andrew F. Kaminsky
On October 2, 2019, Andrew F. Kaminsky was appointed our Executive Vice President and Chief Administrative Officer.
Employment Agreements with Messrs. Kahn, Seeton, Laurence, and Kaminsky
On October 2, 2019, we entered into employment agreements with Messrs. Kahn, Seeton, Laurence and Kaminsky (collectively, the “Employment Agreements”), effective as of October 2, 2019 (the “Effective Date”), and the terms of the Employment Agreements are substantially similar to each other, except as described below.
The Employment Agreements provide for an initial three-year term, each beginning on October 2, 2019, unless terminated under the provisions of the Employment Agreements. Thereafter, the Employment Agreements automatically renew for successive one-year terms, unless we or the executive gives written notice of non-renewal at least 90 days prior to the renewal date.
Under the Employment Agreements, Mr. Kahn’s annual base salary is $900,000; Mr. Seeton’s annual base salary is $400,000; Messrs. Laurence’s and Kaminsky’s annual base salary each is $500,000, subject to review for potential increases at least once per year by the Board. The executives are eligible to participate in our annual cash incentive plans and programs that are generally provided to senior executives pursuant to the terms and conditions as our board of directors may prescribe from time to time. Additionally, the executives are eligible to participate in our long-term cash and equity incentive plans and programs as are generally provided to other senior executives, as determined by our board of directors in its discretion, and have received (or may be entitled to receive) from time to time grants of options, restricted stock units or similar equity incentives. Under the Employment Agreements, each executive is also eligible to participate in our employee benefit plans as in effect from time to time on the same basis as those benefits generally made available to our other similarly-situated senior executives. Mr. Seeton is also entitled to four weeks of paid time-off per fiscal year, prorated for the first calendar year of employment. The Employment Agreements also entitle the executives to severance benefits upon certain qualifying terminations of their respective employments and include customary confidentiality, non-competition and non-solicitation covenants.
Michael S. Piper
On October 2, 2019, Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate L1, LLC, our subsidiary. Mr. Piper previously served as our Chief Financial Officer from June 2018 to October 2019. In addition, Mr. Piper served as our Vice President of Financial Products from December 2014 to September 2017. From August 2004 to December 2014, Mr. Piper served us in other roles, including Director of Finance and Director of Financial Products.
Employment Agreement with Mr. Piper
In connection with his service as our Chief Financial Officer, on June 15, 2018, we entered into an employment agreement (the “Piper Employment Agreement”) with Mr. Piper, effective as of that date. The initial term of the Piper Employment Agreement ended on July 31, 2019 but automatically extends for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term.
Under the Piper Employment Agreement, Mr. Piper is entitled to an annual base salary of $346,000 and a one-time signing bonus consisting of the following components: (i) $200,000 payable in cash, (ii) restricted stock units valued at $285,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options to purchase 175,000 shares of our common stock with an exercise price equal to the fair market value of the shares on the date of grant which vest in three equal installments over a three-year period. Mr. Piper is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, and his eligibility for such annual bonus shall be determined on a basis consistent with other named executive officers. Mr. Piper is entitled to employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in the Piper Employment Agreement. The Piper Employment Agreement also entitles Mr. Piper to severance benefits upon certain qualifying terminations of his employment. The Piper Employment Agreement also includes customary confidentiality, non-competition and non-solicitation covenants.
Matthew Avril
Matthew Avril has served as a member of our board of directors since September 2018, the chairman of our board of directors since March 2020 and is a self-employed consultant. He is currently a member of the strategic advisory board of Vintage Capital Management, LLC.
Bryant R. Riley
Bryant R. Riley served as a member of our board of directors from September 2018 through March 2020 and has served as Chief Executive Officer and Chairman of B. Riley since June 2014, and as a director since August 2009. Previously, Mr. Riley served as the Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC) from July 2017 to July 2018, as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and as Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006.
Kenneth M. Young
Kenneth M. Young served as a member of our board of directors from September 2018 through March 2020 and currently serves as President of B. Riley Financial, Inc. In addition, Mr. Young serves as Chief Executive Officer for B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley Financial, Inc.
Stock Ownership
As of May 12, 2020, 35,148,658.51 shares of our common stock were issued and outstanding, of which approximately 14,894,633.36 shares of our common stock were held by Brian Kahn and certain related persons, including affiliates or entities managed by Vintage Capital Management, LLC (the “Vintage Group”) and 4,622,462 shares of our common stock were held by B. Riley Financial, Inc. and certain of its affiliates.
The significant ownership stakes of the Vintage Group and B. Riley Financial, Inc. and certain of its affiliates enable these stockholders to exercise substantial control over us and our strategic direction. The interests of the Vintage Group and B. Riley Financial, Inc. and its applicable affiliates may be different from the interests of other stockholders.

PLAN OF DISTRIBUTION
We or the Selling Stockholders may offer and sell the applicable securities described in this prospectus and the accompanying registration statement from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, through underwriters or dealers, through agents and/or directly or other methods to one or more purchasers. The term “Selling Stockholders” includes any donees, pledgees, assignees, transferees or any of the successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, assignment, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold by us pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. We are required to pay all fees and expenses incident to the registration of certain of the shares of our common stock to be offered and sold by the Selling Stockholders pursuant to this prospectus.
Sales of the securities may be made on one or more exchanges or in the over-the-counter market, in private transactions with respect to shares sold by the Selling Stockholders, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The securities described in this prospectus and the accompanying registration statement may be offered, sold or distributed from time to time in one more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by the Company or a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters, broker-dealers or agents;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in underwritten transactions;

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in options transactions;

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in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

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by pledge to secure debts and other obligations;

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distributions by the Selling Stockholders to one or more of their direct or indirect equity holders for subsequent sale or distribution; or

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any other method permitted pursuant to applicable law.

In addition, any shares of common stock held by the Selling Stockholders may be sold pursuant to Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution or to name any pledgee, transferee, assignee, successor or other transferee that received shares of our common stock from a Selling Stockholder. Pursuant to the Registration Rights Agreements, we are obligated to use reasonable best efforts to amend this registration statement and this prospectus to reflect any distribution of Registrable Shares by a Selling Stockholder to any of its direct or indirect equity holders that does not involve a disposition for value.
We and the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged us or any Selling Stockholder or borrowed from us or any Selling Stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, we or the Selling Stockholders may engage broker-dealers or agents, who may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Stockholders or their affiliates in the ordinary course of business.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of our securities issued hereunder will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

LEGAL MATTERS
The validity of the securities offered by us has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements as of and for the transition period ended December 28, 2019, incorporated in this prospectus by reference from the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated balance sheets of the Company as of April 30, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2019 have been incorporated by reference herein in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of April 30, 2019, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of April 30, 2019, because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective.
On October 1, 2019, based on the recommendation of the Audit Committee, the Company’s Board of Directors approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately.
The audited consolidated financial statements for Buddy’s and its subsidiaries as of and for the years ended December 31, 2018 and 2017, and the related notes have been incorporated by reference herein in reliance upon the report of Rivero, Gordimer & Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) as of and for the years ended February 2, 2019 and February 3, 2018 incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Vitamin Shoppe as of and for each of the three fiscal years in the period ended December 29, 2018, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of American Freight Group, Inc. included in Franchise Group, Inc.’s Current Report on Form 8-K/A dated May 4, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to American Freight Group, Inc.’s liquidity and a support letter from Franchise Group, Inc. as described in Note 12 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Our website address is www.franchisegrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:
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our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on December 30, 2019, January 6, 2020, January 8, 2020, February 12, 2020, February 18, 2020, March 12, 2020, April 3, 2020, May 4, 2020, May 5, 2020 and May 7, 2020 (File No. 001-35588);

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all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the transition period covered by our Transition Report on Form 10-K/T referenced above; and

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the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-35588), filed with the SEC on November 13, 2019, as updated by Exhibit 4.4 to our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588).

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:
Franchise Group, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
(757) 493-8855

FRANCHISE GROUP, INC.
4,200,000 Shares
Common Stock
Joint Book-Running Managers
B. Riley FBR	Stephens Inc.
Co-Managers
Barrington Research	CJS Securities	National Securities Corporation
June 25, 2020